    As filed with the Securities and Exchange Commission on October   , 1998
===============================================================================
                                                     Registration No. 333-61463


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                                KIDS STUFF, INC.
                 (Name of small business issuer in its charter)

         Delaware                            5961                  34-1843520
--------------------------      ----------------------------    ----------------
(State or other jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
     of organization)              Classification Code No.)      Identification
                                                                      No.)

                   4450 Belden Village Street, N.W., Suite 406
                               Canton, Ohio 44718
                                 (330) 492-8090
        (Address and telephone number of principal executive offices and principal place of business.)

                   William L. Miller, Chief Executive Officer
                                Kids Stuff, Inc.
                   4450 Belden Village Street, N.W., Suite 406
                               Canton, Ohio 44718
                                 (330) 492-8090
            (Name, address and telephone number of agent for service)

                                   Copies to:

                  Steven Morse, Esq.                Michael Ference, Esq.
                  Lester Morse P.C.                 Lampert & Ference
                  111 Great Neck Road               10 East 40th Street
                  Suite 420                         New York, NY 10016
                  Great Neck, NY 11021              (212) 889-7300
                  (516) 487-1446                    (212) 889-5732
                  (516) 487-1452 (fax)



Approximate date of commencement of proposed sale to public:


As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: | x |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: | |

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429, this Registration Statement is a Post-Effective Amendment to Form SB-2 Registration Statement, File No. 333-19423 with respect to 2,400,000 shares of Common Stock issuable upon exercise of a like number of Class A Warrants and 60,000 shares of Common Stock issuable upon exercise of an Underwriters' Purchase Option. However, the Prospectus does not include the aforesaid 60,000 shares at the present time since there is no current intent to exercise the Underwriters' Purchase Option at the date of the filing of this Registration Statement although it may do so in a subsequent post-effective amendment.

Calculation of Registration Fee

============================================================================================================================
                                                                     Proposed                   Proposed
                                                                      Maximum                    Maximum
Title of Each                                       Amount           Offering                  Aggregate           Amount of
Class of Securities                                  to be              Price                   Offering        Registration
Being Registered                                Registered           Per Unit                  Price (1)                 Fee
----------------------------------------------------------------------------------------------------------------------------
Units, each Unit consisting of one
share of Series 1 Preferred Stock
and two Series 1 Preferred Stock
Purchase Warrants (4)                              460,000              $5.50                  2,530,000             $746.35

Series 1 Preferred Stock included
in the Units                                       460,000                 --                         --               --(3)

Preferred Warrants included in the
Units                                              920,000                 --                         --                  --

Series 1 Preferred Stock underlying
Preferred Warrants                                 920,000               6.00                  5,520,000            1,628.40

Underwriters' Warrants to
purchase Units                                      40,000               .001                         40                 .01

Units underlying Underwriters'
Warrant                                             40,000               7.70                    308,000               90.86


Series 1 Preferred Stock issuable
upon exercise of Preferred Warrants
underlying Underwriters'
Warrants                                            80,000               8.40                    672,000              198.24
                                                                                                 -------              ------
                                  Total                                                       $9,030,040           $2,663.86
                                                                                                                         (2)

============================================================================================================================



(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)  Previously paid $295; $2,368.86 paid with this filing.

(3)  No fee is required under Rule 457(g).

(4)  Includes 60,000 Units subject to an Over-Allotment option.

                                KIDS STUFF, INC.


Cross-Reference Sheet Showing Location in Prospectus of Information Required by Items in Part I of Form SB-2


               Registration Statement
              Item Number and Caption                        Location in Prospectus
              -----------------------                        ----------------------
1.       Front of Registration Statement and                 Outside Front Cover Page of Prospectus
         Outside Front Cover of Prospectus
2.       Inside Front and Outside Back Cover Pages of        Inside Front and Outside Back Cover Pages of Prospectus;
         Prospectus                                          Additional Information
3.       Summary Information and Risk Factors                Prospectus Summary; Risk Factors
4.       Use of Proceeds                                     Use of Proceeds
5.       Determination of Offering Price                     Outside Front Cover Page of Prospectus;
                                                             Underwriting
6.       Dilution                                            Not Applicable
7.       Selling Securityholders                             Not Applicable
8.       Plan of Distribution                                Outside Front Cover Page of Prospectus;
                                                             Underwriting
9.       Legal Proceedings                                   Business - Legal Proceedings
10.      Directors, Executive Officers, Promoters and
         Control Persons                                     Management
11.      Security Ownership of Certain Beneficial
         Owners and Management                               Principal Stockholders
12.      Description of Securities                           Description of Securities; Dividends
13.      Interest of Named Experts and Counsel               Experts and Legal Matters
14.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities                                         Not Applicable
15.      Organization Within Last Five Years                 Not Applicable
16.      Description of Business                             Prospectus Summary; Business
17.      Management's Discussion and Analysis or Plan        Management's Discussion and Analysis of Financial Condition
         of Operation                                        and Results of Operations
18.      Description of Property                             Business
19.      Certain Relationships and Related
         Transactions                                        Certain Transactions
20.      Market for Common Equity and Related                Risk Factors; Unregistered Shares Eligible for Immediate and
         Stockholder Matters                                 Future Sale; Description of Securities
21.      Executive Compensation                              Management - Executive Compensation
22.      Financial Statements                                Financial Statements
23.      Changes in and Disagreements with
         Accountants on Accounting and Financial
         Disclosure                                          Not Applicable

                  PRELIMINARY PROSPECTUS DATED OCTOBER __, 1998


PROSPECTUS

                                  400,000 Units

                                KIDS STUFF, INC.




         Kids Stuff, Inc. (the "Company") is offering (the "Offering") for sale 400,000 Units, each Unit consisting of one share of Series 1 Preferred Stock (the "Series 1 Preferred Stock" or the "Shares") and two Series 1 Preferred Stock Purchase Warrants (the "Preferred Warrants"). The estimated offering price will range from $5.00 to $5.50 per Unit. This Prospectus contains an assumed and estimated offering price of $5.00 per Unit. The Shares and Preferred Warrants shall be immediately detachable and separately transferable from each other at any time commencing on the date of this Prospectus. Commencing April 30, 1999, each share of Series 1 Preferred Share is entitled to receive a cumulative annual dividend of $.45 per share in cash or Common Stock on April 30th of each year. Commencing 18 months from the date of this Prospectus, the Series 1 Preferred Stock is redeemable at the option of the Company at $7.20 per share and is convertible into _____ shares of the Company's Common Stock. Each Preferred Warrant entitles the holder to purchase one share of Series 1 Preferred Stock at a price of $6.00, commencing ______, 2000 (18 months from the date of this Prospectus) and expiring _______, 2001 (36 months from the date of this Prospectus). If the Company elects to redeem the Series 1 Preferred Stock , the Preferred Warrants shall be contemporaneously redeemed at $1.20 per Warrant. See "Description of Securities."
                                                       (continued on next page)


         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE __.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                                    Proceeds
                       Price to          Underwriting                to the
                        Public           Discounts (1)             Company (2)
------------------------------------------------------------------------------
Per Unit             $   5.00              $  .50                       $4.50

Total (3)          $2,000,000            $200,000                   $1,800,000
==============================================================================

(1) Does not include additional compensation to the Underwriters in the form of (a) a non-accountable expense allowance of three (3%) percent of the gross proceeds of this Offering, (b) a consulting fee of 2% of the gross proceeds of this offering and (c) Warrants, purchasable at a nominal price, giving the holders the right to acquire 40,000 Units at an initial exercise price of $___ per Unit, equal to 140% of the initial offering price of the Units (the "Underwriters' Warrant"). See "Underwriting."

(2) Before deducting estimated expenses of $300,000 payable by the Company, inclusive of the Underwriters' non-accountable expense allowance.

(3) Solely for the purpose of covering over-allotments, if any, the Company has granted to the Underwriters options (the "Over-Allotment Option"), exercisable within 45 days of the date hereof, to purchase an additional 60,000 Units upon the same terms and conditions as the Units offered hereby. If such Over- Allotment Option is exercised in full, the Total Price to Public will be $2,300,000; the Total Underwriting Discount will be $230,000; and the Total Proceeds to the Company will be $2,070,000. See "Underwriting."

         The Units included in the underwritten offering are being offered by the Underwriters on a "firm commitment" basis subject to prior sale, when, as and if delivered to and accepted by the several Underwriters and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates evidencing the Units will be made at the offices of the Representative in New York, New York or through the facilities of The Depository Trust Company, against payment therefor on or about __________, 1998.

                         Fairchild Financial Group, Inc.

                The date of the Prospectus is ____________, 1998


The following legend belongs on left side of cover page in red:

"Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State."

         This Prospectus also relates to the exercise of publicly held Class A Common Stock Purchase Warrants (the "Class A Warrants") to purchase 2,400,000 shares of the Company's Common Stock. Each Class A Warrant entitles the holder to purchase one share of Common Stock at a price of $5.00 at any time commencing on or after June 26, 1998 and expiring June 26, 2002. A description of the terms of the Class A Warrants, including without limitation certain redemption rights, may be found under "Description of Securities."

          The offering price of the Units, the conversion ratio of the Series 1 Preferred Stock and the exercise price of the Preferred Warrants and other terms of such securities were established by negotiation between the Company and Fairchild Financial Group, Inc., the representative (the "Representative") of the underwriters of the Offering (collectively, including the Representative, the "Underwriters"), and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "Risk Factors" and "Underwriting." The Units, Series 1 Preferred Stock and Preferred Warrants are expected to trade on the OTC Electronic Bulletin Board under the symbols "______," "______" and "_____." The Company's Common Stock and Class A Warrants are quoted on the OTC Electronic Bulletin Board under the symbols "KDST"and "KDSTW," respectively. On October __, 1998, the closing sales prices of the Company's Common Stock and Class A Warrants were $___ and $__, respectively. See "Risk Factors."

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMPANY'S SECURITIES INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         Duncan Hill, Inc. ("Duncan Hill"), the Company's parent, and William L. Miller, the Company's Chief Executive Officer, will beneficially own approximately 82% of the Company's outstanding voting capital stock after the Offering and will be able to control the affairs of the Company. See "Risk Factors" and "Principal Stockholders."

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). The Company has filed with the Commission a registration statement on Form SB-2, File No. 333- 61463, which registration statement is also a post-effective amendment to the Company's Registration Statement on Form SB-2, File No. 333-19423 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus forms a part. See "Available Information."

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to, and should be read in conjunction with , the more detailed information and the Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless indicated otherwise, this Prospectus assumes no exercise of the Underwriters' Over-Allotment Option and an offering price of $5.00 per Unit.

         This Prospectus contains forward looking statements which reflect management's current views and estimates of future economic circumstances, industry conditions, company performance and the financial results. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control, including, without limitation, competition and possible future changes to state sales tax laws. Actual results could differ materially from these forward looking statements as a result of changes in the trends in the children's mail order catalog industry, competition, availability and price of goods and other factors. Any changes in such assumptions or factors could produce significantly different results.


                                   The Company


         Kids Stuff, Inc. (the "Company") is a specialty direct marketer which publishes two catalogs with an emphasis on children's hardgood products (i.e., products not primarily made from fabrics) from prenatal to age three. The Company believes that its first catalog, "Perfectly Safe, The Catalog For Parents Who Care," is the nation's only catalog devoted to child safety, child-proofing the home and safety-related products for the family. The Company has published Perfectly Safe since 1990, and has circulated over 20 million catalogs and helped to childproof over 350,000 homes to date. In 1995, the Company introduced its second catalog, "Jeannie's Kids Club," to broaden its market and to introduce a new direct marketing concept in children's products. Jeannie's Kids Club offers parents of young children who become members the opportunity of saving up to 60% compared to the price charged for the same products in other popular children's catalogs. The current annual membership fee is $18.00 per year. In July 1997, the Company acquired a third catalog, The Natural Baby Catalog, from The Natural Baby Company, Inc. ("Baby Co."), which specializes in children's products made from natural fiber for children ages prenatal to age three, and consolidated its operations with those of the Company. The Company intends to use the proceeds of the Offering to establish and develop a website to advertise and sell its products and to open a retail outlet store in Canton, Ohio to sell its merchandise. See "Use of Proceeds" and "Business."

         The executive offices of the Company are located at 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718, and its telephone number is (330) 492-8090.

                                  The Offering

Securities Offered
by the Company               400,000 Units, each Unit consisting of one share of
                             one share of Series 1 Preferred Stock and two
                             Preferred Warrants. The Shares and Preferred
                             Warrants shall be immediately detachable and separately transferable from each other at any time commencing on the date of this Prospectus.
                             Commencing April 30, 1999, each share of Series 1
                             Preferred Share is entitled to receive a cumulative annual dividend of $.45 per share in cash or Common
                             Stock on April 30th of each year. Commencing 18 months from the date of this Prospectus, the Series
                             1 Preferred Stock is redeemable at the option of the Company at $7.20 per share and is convertible into _____ shares of the Company's Common Stock.
                             Each Preferred Warrant entitles the holder to purchase one share of Series 1 Preferred Stock at a price of $6.00, commencing ______, 2000 and expiring _______, 2001. If the Company elects to redeem the Series 1 Preferred Stock, the Preferred
                             Warrants shall be contemporaneously redeemed at $1.20 per Warrant. See "Description of Securities."

Class A Warrants             This Prospectus also relates to the exercise of
                             publicly-held 2,400,000 Class A Warrants to purchase 2,400,000 shares of the Company's Common
                             Stock. Each Class A Warrant entitles the holder to purchase one share of Common Stock at a price of $5.00 at any time commencing on or after June 26, 1998 and expiring June 26, 2002. See "Description of Securities."

Capitalization

Common Stock prior
to the Offering (1)          3,512,856 Shares

Common Stock to be
Outstanding after
exercise of Class A
Warrants (2)(3)              5,912,856 Shares

Class A Warrants
outstanding prior to
Offering                     2,400,000 Class A Warrants

Series A Non-Convertible
Preferred Stock held
by Duncan Hill (4)           5,000,000 Shares

Series 1 Preferred Stock
prior to Offering (4)        -0- Shares

Series 1 Preferred Stock
after Offering (4)(5)        400,000 Shares

Series 1 Preferred Stock
Purchase Warrants
before Offering              -0-

Series 1 Preferred Stock
Purchase Warrants
after offering (6)           800,000 Warrants

OTC Electronic
Bulletin Board Symbols
Currently Outstanding:
    Common Stock......................KDST
    Class A Warrants..................KDSTW
Proposed for Trading:
    Units.............................______
    Series 1 Preferred Stock..........______
    Preferred Warrants................______

Use of Proceeds              The Company intends to apply the net proceeds of
                             the Offering to purchase inventory, reduce accounts payable, to establish and lease a new operations center, to open a retail outlet store, to establish a website and for working capital and other general corporate purposes. See "Use of Proceeds."

Risk Factors                 The Offering involves a high degree of risk and
                             immediate and substantial dilution.

----------

(1) Does not include the possible exercise of the following: (i) Class A Warrants to purchase 2,400,000 shares of the Company's Common Stock; (ii) Options to purchase 440,000 shares of the Company's Common Stock owned by the Company's executive officers and directors; (iii) Warrants granted to the Underwriter of the Company's initial public offering to purchase an aggregate of 60,000 shares of the Company's Common Stock; and (iv) options to purchase up to 400,000 shares of the Company's Common Stock that may be granted pursuant to the Company's 1997 Stock Incentive Plan.

(2) Does not include the possible exercise of the following: (i) options to purchase 440,000 shares of the Company's Common Stock; (ii) Warrants granted to the Underwriter of the Company's initial public offering to purchase an aggregate of 60,000 shares of the Company's Common Stock; (iii) Common Stock issuable upon conversion of the Series 1 Preferred Stock; and
     (iv) options to purchase up to 400,000 shares of the Company's Common Stock that may be granted pursuant to the Company's 1997 Stock Incentive Plan.

(3) Assumes all Class A Warrants are exercised. No assurances can be given that all or any portion of the outstanding Class A Warrants will be exercised.

(4) Generally, the Holder of the Series A Preferred Stock and Series 1 Preferred Stock each has the right to vote each share of Preferred Stock on the same basis as each share of Common Stock.

(5) Does not include shares of Series 1 Preferred Stock issuable upon exercise of the Preferred Warrants or Underwriters' Warrant.

(6) Does not include Preferred Warrants issuable upon exercise of the Underwriters' Warrant.

                             SUMMARY FINANCIAL DATA


         The summary financial data is derived from the historical financial statements of the Company. The summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the Company's historical financial statements and the related notes thereto, included elsewhere in the Prospectus.

                                                                                              (Unaudited)
                                                     Year Ended December 31,                Six Months Ended
                                                                                        June 30,         June 30,
                                                    1996               1997               1997             1998
                                                -------------      -------------      ------------      ----------
Statement of Operational Data:
 Net Sales                                      $6,638,995         $11,016,601        $3,509,881        $6,613,621
 Net Income (Loss)                                (521,640)             50,097          (125,779)          121,557
 Net Income (Loss) per common share                   (.14)                .01              (.04)              .03

                                                                                      (Unaudited)
Balance Sheet Data:                              Dec. 31,            Dec. 31,           June 30,
                                                   1996                1997               1998
                                                ----------         -----------         ----------
  Total Assets                                  $1,471,689         $ 4,548,061         $4,295,940
  Working Capital (deficit)                       (803,789)            162,877            123,148
  Total Liabilities                              2,461,869           2,725,397          2,351,718
  Stockholders' Equity (deficit)                  (990,180)          1,822,664          1,944,222

                                  RISK FACTORS

         An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution. Securities offered hereby should only be purchased by investors who can afford to lose their entire investment. Each prospective investor should carefully consider the following risk factors inherent in, and affecting the business of, the Company and the Offering, together with the other information in this prospectus, before making an investment decision.

         HISTORY OF OPERATING AND NET LOSSES. Although the Company had net income of $121,557 for the six months ended June 30, 1998 and net income of $50,097 for the year ended December 31, 1997, the Company incurred net losses of ($521,640) and ($536,992) for fiscal 1996 and 1995, respectively. A substantial portion of the aforesaid losses was associated with the establishment and development of the Jeannie's Kids Club Catalog beginning in July, 1995. There can be no assurances that the Company will not incur net losses in the future. See "Management's Discussions and Analysis of Financial Condition and Results of Operations."

         LIMITED WORKING CAPITAL/POSSIBLE NEED FOR ADDITIONAL FINANCING. At June 30, 1998, the Company had limited working capital of $123,148. The Company currently depends upon (i) cash from operations; (ii) loans from an institutional lender; and (iii) cash received in July 1997 from the completion of an initial public offering of its securities to fund its operations. In the event that cash from operations is insufficient to finance its operations or the Company's institutional credit facility is terminated or the credit limit is insufficient to provide needed financing for the Company, it will be necessary for the Company to seek to obtain additional public or private financing. No assurances can be given that such financing will be available or, if available, that it can be obtained on terms satisfactory to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements."

         LINE-OF-CREDIT - ZERO BALANCE. The Company has a line-of-credit pursuant to which it is required to have a zero balance between now and June 30, 1999. No assurances can be given that the Company will be successful in this regard. Although the institutional lender has waived the zero balance requirement in each of the last two fiscal years, no assurances can be given that the institutional lender will again waive the zero balance requirement for fiscal 1999 or in future years.

         YEAR 2000 ISSUES. Many existing computer programs use only two digits to identify a year in the date field. There programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The Company is currently working to correct its computers and does not believe that the expenditures will materially adversely impact the Company, although no assurances can be given in this regard. The Company purchases its materials from numerous vendors. While the Company has not determined whether all its vendors will be year 2000 compliant before the problem arises, Management believes that since it is not dependent on any major vendor, that its operations will not be materially adversely effected by the failure of a few vendors to timely correct the problem. However, no assurances can be given that Management will be correct in its belief.

         POSSIBLE LACK OF SAVINGS FROM THE RECENT INTEGRATION AND CONSOLIDATION OF THE NATURAL BABY CATALOG BUSINESS. The Company believes that its consolidation of the operations of The Natural Baby Catalog with the Company has led to savings in direct labor and general and administrative costs during the 12 month period following completion of such transaction. No assurances can be given that the Company is correct in such belief or that it will be successful in obtaining the aforesaid savings in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Financial Statements" and "Business."

         COST INCREASES IN POSTAGE AND PAPER. Postal rates and paper costs affect the cost of the Company's order fulfillment and catalog and promotional mailings. The Company relies heavily on the rate structure of the United States Postal Service ("USPS") and strives for discounts for bulk mailings. Like others in the catalog industry, the Company passes along a significant portion of its shipping and handling expense, but does not pass along costs of preparing and mailing catalogs and other promotional materials. In recent years, the USPS has increased its rate for both the mailing of catalogs and packages. In January 1995, the USPS increased the postage rate paid by the Company by 14%. Although there has been no rate increase since then, there is a belief that the USPS will raise its rates commencing January 1, 1999. Since 1994, United Parcel Service has annually increased its rates. The price of paper is dependent upon supply and demand in the marketplace. From January 1993 through December 1995, the price of paper available to the Company increased 95%, resulting in increased catalog production costs and contributing to operating losses in 1995. Any future significant increases in postal rates or paper costs could have a material adverse effect on the Company's business, financial condition and results of operation. See "Business."

         NEED FOR MAILING LISTS. The Company experienced a competitive reaction to its introduction of Jeannie's Kids Club Catalog which resulted in three other children's catalogs refusing to exchange with, or rent their mailing lists to, the Company. Although the Company has not experienced such a reaction from its acquisition of The Natural Baby Catalog, there can be no assurance that such a competitive reaction will not occur in the future, or that such an occurrence would not have an adverse effect upon the profitability of the Company. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         NEED TO OBTAIN NEW CUSTOMERS. Historically, the Company has relied upon catalog circulation as its sole method of acquiring new customers. Because of the relatively short life of the customer (prenatal to age three) and the increasing costs of catalog mailings, the Company believes that its future growth and profitability will be largely dependent upon the Company's ability to obtain new customers. Upon the completion of this Offering, the Company intends to develop and establish a website and retail outlet store to advertise and sell its products. No assurance can be given that these actions will be successful, that the

Company will retain existing customers or obtain new customers, or that the Company will operate profitably in the future. See "Business."

         POSSIBLE CHANGE OF STATE SALES TAX LAWS. Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence (e.g. offices) without collecting sales tax. Congress, however, has the power to change these laws. Since 1987, legislation has been introduced periodically in the U.S. Congress which would permit states to require sales tax collection by mail order companies. To date, this proposed legislation has not been passed. Should Congress, however, pass such legislation in the future, most states could be expected to require sales tax collection by out-of-state mail order companies. This would increase the cost of purchasing the Company's products in those states and eliminate whatever competitive advantage the Company may currently enjoy with respect to in-state competitors in terms of sales taxation, as well as increasing the administrative and overhead costs to the Company in connection with the collection of such sales tax. See "Business."

         REGULATORY MATTERS. The Company's business, and the catalog industry in general, is subject to regulation by a variety of state and federal laws relating to, among other things, advertising and sales taxes. The Federal Trade Commission regulates the Company's advertising and trade practices and the Consumer Product Safety Commission has issued regulations governing the safety of the products which the Company sells in its catalogs. No assurances can be given that the Company will comply with all state and federal laws affecting its business in the future.

          NO CURRENT PLANS FOR ADDITIONAL CATALOG ACQUISITIONS. The Company believes that due to the cost driven pressures to consolidate, there may be future opportunities to acquire other children's niche catalogs. The Company, however, has no current plans to make any acquisitions and no assurances can be given that any acquisitions will be successfully completed in the future. See "Business."

         UNCERTAINTY AS TO FUTURE OPERATING RESULTS. The Company's revenue growth and future profitability will depend on its ability to increase catalog sales, to expand the membership of Jeannie's Kids Club and to effectively monitor and control costs. Accordingly, there can be no assurance that the Company will operate profitably in the future. Furthermore, future operating results depend upon many factors, including general economic conditions, the level of competition, age demographics and the ability of the Company to continue to attract and retain customers successfully. See "Business."

         FLUCTUATIONS IN OPERATING RESULTS. The Company's operating results may vary from quarter-to-quarter depending on the number of catalogs mailed during the quarter and the relative profitability of the mailing lists used for the catalog mailings. The relative profitability of the mailing lists used for a particular mailing is determined by the mailing list mix between the Company's existing in-house lists and lists rented from outside sources. Some rental lists turn-out to be profitable (or more profitable) and others do not. On occasion, a rental list which has proven to be profitable in the past may experience an inexplicable short-term unsatisfactory result. See "Business."

         COMPETITION. The mail order catalog and retail clothing outlet businesses are highly competitive. The Company's catalogs compete and its proposed retail outlet store intends to compete with other mail order catalogs and retail stores, including department stores, specialty stores, discount stores and mass merchants. Many of the Company's competitors have greater financial, distribution and marketing resources than the Company. There can be no assurance that the Company will be able to compete effectively with existing or potential competitors. See "Business."

         PRODUCT LIABILITY INSURANCE. Since 1990, the Company's parent, Duncan Hill, has carried product liability insurance for the Company and Duncan Hill's subsidiary, The Havana Group, Inc. ("Havana"). The current coverage is $1 million per occurrence with an aggregate limit of $2 million. The policy is supplemented by an umbrella liability policy providing coverage of an additional $1 million per occurrence, $2 million aggregate. The policies are carried by Duncan Hill, with the Company and Havana as named insureds. The policies are issued for a period of one year and are currently in effect through September 17, 1999. The Company may, in the future, procure the same coverage in its name, alone. Although the Company believes that its present insurance coverage is sufficient for its current level of business operations, there is no assurance that such insurance will be sufficient to cover potential claims, or that adequate, affordable insurance coverage will be available to the Company in the future. An uninsured successful claim against the Company or a successful claim in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company. See "Business."

         TRADEMARKS AND OTHER PROPRIETARY RIGHTS. The Company believes that its trademarks and proprietary rights are important to its success and its competitive position. However, the actions taken by the Company to establish and protect its trademarks and other proprietary rights may be inadequate to prevent imitation of its products by others or to prevent others from claiming violations of their trademarks and proprietary rights by the Company. In addition, others may assert rights in the Company's trademarks and other proprietary rights. See "Business."

         DEPENDENCE UPON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL. The success of the Company is highly dependent upon the continued services of William L. Miller ("W. Miller"), the Company's Chairman of the Board and Chief Executive Officer, and Jeanne E. Miller, ("J. Miller") the Company's President.
W. Miller, one of the co-founders of the Company's parent, is principally responsible for the strategic planning and development of the Company. W. Miller, however, is not required to devote his full-time attention to managing the affairs of the Company. J. Miller, the other co-founder of the Company's parent, is primarily responsible for the merchandise selection, design and production of the catalog. Both W. Miller and J. Miller have entered into employment agreements with the Company. However, if the employment by the Company of either W. Miller and J. Miller is either terminated or not renewed, or if either of them is unable to perform his or her duties, there could be a material adverse effect upon the business of the Company. The Company has obtained a $1 million key man life insurance policy on each of W. Miller and J. Miller, who are husband and wife. The success of the Company's future growth and profitability will depend, in part, on the Company's ability to recruit and retain additional qualified

Management personnel over time. There can be no assurance, however, that the Company will be able to successfully recruit and retain such additional qualified Management personnel. See "Management."

         THE COMPANY'S CHIEF EXECUTIVE OFFICER WILL NOT BE REQUIRED TO WORK FULL TIME. W. Miller, is a co-founder of the Company's parent, Duncan Hill, which has other operating subsidiaries. W. Miller, who devotes such time to the affairs of the Company which are necessary for the performance of his duties, is currently the President of Duncan Hill and Havana, as well as Chairman of the Board of Directors and Chief Executive Officer of the Company. W. Miller's employment agreement with the Company provides that he shall be permitted to devote such time to managing the various other Duncan Hill entities (including Havana) as he deems appropriate. Accordingly, W. Miller is not devoting his full-time and attention to managing the operations of the Company. See "Management."

         POTENTIAL CONFLICTS OF INTEREST. Conflicts of interest could potentially develop (i) to the extent that W. Miller is not able to devote his full-time and attention to a matter that would otherwise require the full-time and attention of a business' chief executive officer, (ii) involving competition for business opportunities, (iii) involving transactions between the Company and
W. Miller, J. Miller and/or their affiliated companies; and (iv) due to the relationship between W. Miller and J. Miller as husband and wife and as directors of the Company. The Company has not adopted any procedure for dealing with such conflicts of interest, except that the Company's Board of Directors has adopted a policy that all new transactions between the Company and Duncan Hill, Havana or any other affiliated company must be approved by at least a majority of the Company's disinterested directors. Currently, the Company has one disinterested director and Duncan Hill and the Millers control the election of the directors. See "Management."

         LACK OF AT LEAST TWO INDEPENDENT DIRECTORS AND COMMITTEES
THEREOF. The Company has four directors, including W. Miller and J. Miller who are also executive officers of the Company, one independent director and another director who is a director of Duncan Hill, an affiliate of the Company. The absence of at least two outside or disinterested directors and committees composed of such disinterested directors could result in less objectivity and an increased risk for conflicts of interest with respect to decisions made by the Board of Directors. See "Management."

         POTENTIAL ADVERSE EFFECT OF THE SEVERANCE COMPENSATION APPLICABLE TO THE COMPANY'S TWO EXECUTIVE OFFICERS. Each of the employment agreements for the Company's two executive officers, namely, W. Miller and J. Miller provides for severance compensation to be paid to them in all instances other than the executive's termination for cause. The minimum amount of such severance will be equal to the sum of the executive's salary and bonus paid in the year preceding the year when such severance is to be paid ("base severance"). The maximum amount of such severance is equal to the base severance multiplied by 2.99. The payment of any severance compensation under any of the two employment agreements within the foreseeable future would likely have a materially adverse impact upon the Company. See "Management."

         DATA PROCESSING AND/OR TELEPHONE SYSTEMS MAY ADVERSELY EFFECT THE COMPANY'S BUSINESS. The Company's ability to effectively promote products, manage inventory, efficiently purchase, sell and ship products, and maintain cost-effective operations are each dependent upon the accuracy, capability and proper utilization of the Company's data processing and telephone systems. The Company will need to enhance the capacity and capabilities of these systems from time to time to support its anticipated growth and remain competitive, commencing with the intended replacement of the Company's current computer hardware and system software. The Company's telemarketing, customer service and management information systems functions are housed in a single facility located at its headquarters. The Company has a disaster recovery program through its computer and telephone systems vendors. The Company also creates a back-up tape for off-site storage of its customer list and computer information. However, a significant disruption or loss affecting the telephone or computer systems or any significant damage to the Company's headquarters could have a material adverse effect on the Company's business. See "Business."

         NEED TO KEEP CURRENT WITH TECHNOLOGICAL CHANGES. The direct marketing industry may be affected by ongoing technological developments in distribution and marketing methods such as on-line catalogs and Internet shopping. As a result, the Company's future success will depend on its ability to keep pace with technological developments and respond to new customer requirements. There can be no assurance that the Company's current marketing methods will remain competitive in light of future technological innovations. See "Business."

         CONTROL BY PARENT AND ITS CONTROLLING STOCKHOLDERS. Duncan Hill beneficially owns approximately 65% of the Company's outstanding Common Stock and 100% of the Company's outstanding Series A Preferred Stock (5,000,000 shares) which has the same voting privileges as the Common Stock. As a result, Duncan Hill, which beneficially owns approximately 86% of the outstanding voting stock before the Offering and will own approximately 82% of the outstanding voting stock after the Offering, will remain in a position to effectively elect all of the directors of the Company and control its affairs and policies. W. Miller and J. Miller, the Company's respective Chief Executive Officer and President, own approximately 68% of the shares of the outstanding common stock of Duncan Hill, and thus are in a position to exercise effective control over the affairs of the Company through their effective control over the affairs of Duncan Hill. Ultimate voting control by the Millers may discourage certain types of transactions involving an actual or potential change of control of the Company, including transactions in which the public holders of the Common Stock might receive a premium for their shares over prevailing market prices. See "Principal Stockholders."


         SEC INVESTIGATION INVOLVING THE REPRESENTATIVE. The Company has been advised by the Representative that the SEC has issued a formal order directing a private investigation by the staff of the SEC involving the Representative and certain other persons. For a description of such SEC investigation, see "Underwriting." The Representative cannot predict whether this investigation will result in any type of enforcement action against the Representative. See "Underwriting."

         NASD COMPLAINT AGAINST THE REPRESENTATIVE. The Company has also been advised by the Representative that during 1996 and 1997, the staff of the NASD conducted an inquiry into the trading and sales practices of securities of another company in and around April 1995. In connection with the inquiry, the NASD staff obtained documents from the Representative and conducted on-the-record interviews of, among others, the Representative's President-Chief Executive Officer, Head Trader and Chief Financial Officer. On February 20, 1998, the NASD Department of Enforcement filed an administrative complaint against the Representative, a principal of the firm and two traders from other broker-dealers. For a description of such complaint, including the allegations and prayer for relief, see "Underwriting."

         POSSIBLE ADVERSE EFFECT ON LIQUIDITY AND PRICE OF THE COMPANY'S SECURITIES DUE TO SEC INVESTIGATION AND NASD COMPLAINT. The Company has been advised that in the event a public market for the Company's Units, Series 1 Preferred Stock and/or Preferred Warrants should develop, of which no assurances can be given, the Representative intends to make a market in such securities following the Offering in addition to the Company's Common Stock and Warrants in the over-the-counter market, subject to compliance with Regulation M of the Exchange Act. An unfavorable resolution of the SEC investigation and/or NASD complaint concerning the sales and trading activities and practices of the Representative could have the effect of limiting or curtailing the Representative's ability to make a market in the Company's securities in which case the market for and liquidity of the Company's securities may be adversely affected. See "Underwriting."

         DILUTION. Persons exercising the Class A Warrants will incur immediate and substantial dilution of their investment. See "Dilution." The amount and percentage of such dilution will depend upon the amount of Class A Warrants exercised and the then net tangible book value of the Company, which can not be accurately estimated at this time.

         LIMITATION ON DIRECTOR LIABILITY. As permitted by Delaware law, the Company's certificate of incorporation limits the liability of directors of the Company from monetary damages from a breach of a director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. See "Management--Limitation of Liability and Indemnification Matters."

         ANTI-TAKEOVER MEASURES. The Company is subject to a Delaware statute regulating business combinations that may serve to hinder or delay a change in control of the Company, in addition to those matters relating to control of the Company discussed immediately, above. Also, pursuant to the Company's certificate of incorporation, the Company's Board of Directors may from time to time authorize the issuance of up to 5,000,000 shares of preferred stock (including the Series 1 Preferred Stock, but not including the Series A Preferred Stock owned by Duncan Hill) in one or more series having such preferences, rights and other provisions as the Board of Directors may decide. Any such issuances of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of the holders of the Company's Common Stock or Series 1 Preferred Stock and the market for those shares. See "Description of Securities."

         NO CASH DIVIDENDS. The Company has never paid cash dividends on its capital stock and does not anticipate paying cash dividends in the foreseeable future, except possibly on its Series 1 Preferred Stock. The Company intends to retain future earnings, if any, to finance its growth and it reserves the right to pay dividends on the Series 1 Preferred Stock by issuing Common Stock in lieu of cash dividends. See "Dividend Policy" and "Description of Securities."

         BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately $222,000 or 15% of the net proceeds of this Offering has been allocated to working capital of the Company, which funds will be utilized for general corporate purposes. The allocation of proceeds described in "Use of Proceeds" represents the Company's best estimate of its allocation based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications which may be encountered, changes in economic or competitive conditions and the result of the Company's sales and marketing activities may make shifts in the allocation of funds necessarily desirable. Management of the Company will have broad discretion in the application of substantially all of such proceeds. See "Use of Proceeds."

         ARBITRARY DETERMINATION OF CLASS A WARRANT AND PREFERRED WARRANT EXERCISE PRICES. The exercise price and other terms of the Class A Warrants have been arbitrarily determined by the Company and the Representative of the Company's initial public offering in 1997. Further, the offering price and other terms of the Units and components thereof have also been arbitrarily determined by the Company and the Representative. The terms of such securities do not necessarily bear any relationship to the assets, book value or net worth of the Company or any other recognized criteria of value. Accordingly, such terms should not be considered an indication of the Company's actual value. See "Description of Securities."

         LIMITED PUBLIC MARKET; MARKET VOLATILITY. Prior to the Offering, there has been a limited public market for the Company's Common Stock and Class A Warrants which are quoted on the OTC Electronic Bulletin Board under the symbols "KDST" and "KDSTW," respectively. Before this Offering, there has been no public market in the Company's Units, Series 1 Preferred Stock and Preferred Warrants. The Representative intends to apply to the OTC Electronic Bulletin Board to trade such securities. There is no assurance that an established public trading market will develop or be sustained in any of the Company's securities. Additionally, the market price of the Company's securities may be adversely affected in response to changes in the general condition of the economy or the retail and catalog business, as a whole, as well as the Company's periodic financial results which may fluctuate quarterly as a result of several factors, including the timing of catalog mailings and changes in the selection of merchandise offered and sold. See "Market Information."

         CERTAIN IMPLICATIONS OF TRADING OVER-THE-COUNTER; "PENNY STOCK" REGULATIONS. The Company's Common Stock and Class A Warrants are quoted for sale in the over-the-counter market on the OTC Electronic Bulletin Board under the symbols "KDST" and "KDSTW", respectively. Further, the Representative intends to apply to the OTC Electronic Bulletin Board for the Company's Units and components thereof to trade on the OTC Bulletin Board. An investor may find it more difficult to dispose of the Company's securities trading over-the-counter than had the Company sought approval for its securities to be listed for quotation on a national securities exchange, or on the Nasdaq SmallCap market. The Company has not applied for listing on a national securities exchange or the Nasdaq SmallCap market because of the Company's belief that it would not meet the listing requirements.

         The Securities and Exchange Commission has adopted "penny stock" regulations which applies to securities traded over-the-counter. These regulations generally define "penny stock" to be any equity security that has a market price of less than $5.00 per share, a warrant that has an exercise price of less than $5.00 per share, an equity security of an issuer (assuming the corporation has been in existence for at least three years) with net tangible assets of less than $2,000,000 or an equity security of an issuer with average revenues in the last three fiscal years of less than $6,000,000, as indicated in audited financial statements. Subject to certain limited exceptions, the rules for any transaction involving a "penny stock" require the delivery, prior to the transaction, of a risk disclosure document prepared by the Commission that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. Consequently, the "penny stock" rules may in the future restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the offering to sell the Company's securities in the secondary market.

         RESTRICTIONS ON THE REPRESENTATIVE'S MARKET MAKING ACTIVITIES DURING WARRANT SOLICITATION AND THE OFFERING. The Representative has the right to act as the Company's sole agent in connection with any future solicitation of warrant holders to exercise their Class A Warrants. Unless granted an exemption by the Securities and Exchange Commission from Regulation M (formerly Rule 10b-6) promulgated under the Securities Exchange Act of 1934, as amended, the Representative will be prohibited from engaging in any market-making activities with regard to the Company's securities for a period of time before and during the Offering and warrant solicitation period. Such limitation could impair the liquidity and market prices of the Company's securities. See "Description of Securities."

         POTENTIAL ADVERSE EFFECT OF REDEMPTION OR EXERCISE OF CLASS A WARRANTS. The Class A Warrants, Preferred Warrants and Series 1 Preferred Stock may be redeemed by the Company under certain circumstances. Should the Company provide a notice of redemption, the holders thereof would be forced to either exercise or convert the applicable security at a time when it may be disadvantageous for them to do so, sell the applicable security at the then current market price, or accept the redemption price, which may be substantially less than the market value of the applicable security. In addition, the exercise of the Class A Warrants or the conversion of the Preferred Warrants and Series 1 Preferred Stock may have an adverse effect on the market price of the Company's securities should a public trading market develop. Also, while the aforesaid securities are outstanding, the Company may find it more difficult to raise additional capital upon favorable terms because of the potential for the exercise or conversion of the Class A Warrants or conversion of the Preferred Warrants and Series 1 Preferred Stock to be dilutive to future investors. See "Description of Securities."

         UNREGISTERED SHARES ELIGIBLE FOR IMMEDIATE AND FOR FUTURE SALE. Duncan Hill holds 2,251,075 shares of the Company's Common Stock and 5,000,000 shares of the Company's Series A Preferred Stock (collectively the "Restricted Securities"). These securities held by Duncan Hill are "restricted securities" as that term is defined by Rule 144 of the Securities Act. Such securities may only be sold in compliance with the provisions of Rule 144 unless otherwise registered by the Company or exempt under the Act. Furthermore, Duncan Hill has agreed with the Representative not to sell or otherwise transfer the Restricted Securities until June 26, 1999 unless earlier permitted by the Representative. While there are no agreements, arrangements or understandings with Duncan Hill with respect to the early release of the lock-up, previously the Representative has released the lock-up for Duncan Hill for a total of 148,925 shares, which have been sold under Rule 144. In making its decision to release the lock-up, the Representative evaluates the totality of the facts and circumstances that exist at the time the decision is made, including, without limitation, market demand for the securities and trading volume. The possible or actual future sales of the Restricted Securities under Rule 144 may have an adverse effect on the market price of the Company's securities. See "Unregistered Shares Eligible for Future Sale."

         CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE CLASS A WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Class A Warrants only if there is then a current prospectus relating to the shares of Common Stock issuable upon the exercise of the Class A Warrants under an effective registration statement filed with the Commission, and only if such shares of Common Stock are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdiction in which the various holders of the Class A Warrants reside. Although the Company has agreed to use its best efforts to meet such regulatory requirements, there can be no assurance that the Company will be able to do so. The Class A Warrants may be deprived of any value if a prospectus covering the shares of Common Stock issuable upon their exercise is not kept effective or replaced or if such shares of Common Stock are not or cannot be qualified or exempt from qualification in the jurisdictions in which the holders of the Class A Warrants reside. As of the date of this Prospectus, the Company anticipates that the exercise of Class A Warrants will be qualified for sale or exempt from qualification only in a limited number of states which include Colorado, Connecticut, Delaware, District of Columbia, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island, Utah and Virginia. See "Description of Securities."

         CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE PREFERRED WARRANTS. The Company will be able to issue shares of its Series 1 Preferred Stock upon exercise of the Preferred Warrants only if there is then a current prospectus relating to the shares of Series 1 Preferred Stock issuable upon the exercise of the Preferred Warrants under an effective registration statement filed with the Commission, and only if the Shares are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdiction in which the various holders of the Preferred Warrants reside. Although the Company has agreed to use its best efforts to meet such regulatory requirements, there can be no assurance that the Company will be able to do so. The Preferred Warrants may be deprived of any value if a prospectus covering the Shares issuable upon their exercise is not kept effective or if such shares of Series 1 Preferred Stock are not or cannot be qualified or exempt from qualification in the jurisdictions in which the holders of the Preferred Warrants reside. As of the date of this Prospectus, the Company anticipates that the exercise of Preferred Warrants will be qualified for sale or exempt from qualification only in a limited number of states which include Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York, Rhode Island, Utah and Virginia. See "Description of Securities."

         NO SINKING FUND. The Company is not required to provide for the retirement or redemption of the Series 1 Preferred Stock through the operation of a sinking fund.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of 400,000 Units after deduction of offering expenses estimated at a maximum of $500,000 will be approximately $1,500,000. The Company intends to use the net proceeds of the Offering, over at least the next twelve months approximately as follows:

                                            Approximate         Approximate
                                              Amount of       Percentage of
                                           Net Proceeds        Net Proceeds
                                           ------------        ------------

Purchase Inventory(1)                      $    600,000                 40%
Reduction of Accounts Payable(2)                400,000                  27
Establishment of New
 Operation Center(3)                            205,000                  14
Leasehold and Improvements for
  "Kids Catalog Outlet" retail
   store(4)                                      33,000                   2
Website Production and
   Development(5)                                40,000                   2
Working Capital (6)                             222,000                  15
                                            -----------                 ----
                   Total                    $ 1,500,000                 100%
                                            ===========                 ====

________________

(1) The purchase of additional inventory is to help the Company eliminate back orders and cancellations of merchandise due to inventory being out of stock.

(2) Reduction of accounts payable by $400,000 will satisfy many of the Company's invoices that are over 90 days old.

(3) The Company intends to establish a new operations center of approximately 34,000 square feet in early 1999. This operation center, which is expected to be located in or about Canton, Ohio, will include customer relations, order entry and warehouse and distribution operations and will replace its existing warehouse facility. Moving costs are estimated at $35,000.

(4) The Company intends to open a retail outlet store in Canton, Ohio to sell merchandise that has not been sold through its catalogs.

(5) The Company is seeking to establish a website for advertising and sales of its products.

(6) The Company intends to use such funds for general corporate purposes. In the event any Class A Warrants or Preferred Warrants are exercised, of which no assurances can be given in this regard, such funds would be added to working capital. See "Risk Factors."

         The allocation of proceeds described in "Use of Proceeds" represents the Company's best estimate of its allocation based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications which may be encountered, changes in economic or competitive conditions and the result of the Company's sales and marketing activities may make shifts in the allocation of funds necessarily desirable.

Management of the Company will have broad discretion in the application of substantially all of such proceeds. See "Risk Factors."


                                 DIVIDEND POLICY


         The Company currently intends to retain any earnings to finance the development and expansion of the Company's business and does not anticipate paying any cash dividends in the foreseeable future, except possibly on its Series 1 Preferred Stock. The declaration and payment of cash dividends by the Company are subject to the discretion of the Board of Directors of the Company. Any future determination to pay cash dividends will depend on the Company's results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the Board of Directors. The Company is not currently subject to any contractual arrangements which restricts its ability to pay cash dividends. The Company reserves the right to pay dividends on its Series 1 Preferred Stock by issuing Common Stock in lieu of cash dividends.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         This discussion should be read in conjunction with the information in the financial statements of the Company and notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

         The Company acquired its first catalog, Perfectly Safe in January, 1990. Since 1990, the Perfectly Safe Catalog has relied upon catalog circulation to acquire new customers and to provide its revenue base. During 1990, the Perfectly Safe Catalog generated $1,473,000 in net sales from catalog circulation of approximately 900,000 catalogs. Catalog circulation was increased each year through 1994, when the Company mailed 3.7 million catalogs and generated $5.0 million in net sales.

         During the first quarter of 1995, the Company created its Jeannie's Kids Club's Catalog, which offers popular children's products at discounts of up to 60% of the price charged by other children's catalogs for the same product. To make a purchase at the discounted price, the customer must become a member of Jeannie's Kids Club which costs $18 per year. Subject to cancellation, expired credit card or change of address, a renewal is automatically billed to a club member's credit card prior to the membership's expiration. The Company believes that its cost of generating a renewal is less than 10% of the renewal fee of $18 and thus favorably impacts the potential profitability of Jeannie's Kids Club operation.

         The first Jeannie's Kids Club Catalog was mailed in July, 1995. In its first six months of operation (six months ended December 31, 1995), Jeannie's Kids Club generated just over $1 million in net sales, or 18% of the Company's net sales for the year 1995. The Perfectly Safe Catalog on the other hand, experienced a reduction in sales from $5.0 million in 1994 to $4.7 million in 1995. The Company believes that the decrease in sales was attributable to a competitive reaction caused by the introduction of Jeannie's Kids Club Catalog. Prior to the introduction of Jeannie's Kids Club Catalog, the Company exchanged mailing lists with three other children's catalogs, which provided approximately 17% of the catalog circulation and resulting sales for the Perfectly Safe Catalog. When the Company introduced Jeannie's Kids Club Catalog, the three children's catalogs referenced above refused to rent or exchange mailing lists with the Company for competitive reasons, which reduced Perfectly Safe's Catalog circulation and revenues in this segment of the business. During 1997, the Company has identified other mailing lists which have helped to increase the circulation and revenues of The Perfectly Safe Catalog.

         In July 1997, the Company acquired from Baby Co., The Natural Baby Catalog utilizing the proceeds of the Company's initial public offering. The Natural Baby Catalog offers children's clothing and toys made of natural materials. During the second half of 1997, The Natural Baby Catalog generated $3.8 million in net sales on orders of 55,188, (an average order of approximately $68). The Company is seeking to increase circulation while generating the same, or a higher, average order.

RESULTS OF OPERATIONS

Six months ended June 30, 1998 compared to the six months ended June 30, 1997.


         Revenues for the six months ended June 30, 1998 increased 88% to $6,613,621, compared with $3,509,881 for the same period of 1997. Net income for the first half of 1998 improved to $121,557 compared with a net loss of ($125,779) for the same period in 1997. Approximately 85% of the Company's increased revenues were attributed to The Natural Baby Catalog. Combined revenues from the Company's Perfectly Safe and Kids Club catalogs increased 15% compared with 1997, producing the remainder of its overall revenue increase.

         Cost of sales increased from 57.5% of net sales in 1997 to 59.7% in 1998. The change is attributable to post holiday returns and the shipping rate increase imposed by United Parcel Service during February 1998. The Company increased shipping charges to customers in the second quarter of 1998 to offset this increase.

         Selling expenses, consisting of advertising and marketing costs, were 26.6% of net sales in the first half of 1998, compared with 34.3% in the first half of 1997. This 22.4% reduction in selling expense as a percentage of net sales, reflects the impact of The Natural Baby Catalog, whose selling expenses are less than those of the Company's other catalogs because of the higher average order. Additionally, the Company improved the productivity of its Perfectly Safe and Kids Club catalog mailings during the first half of 1998, which resulted in lower selling expenses compared with the first half of 1997.

         General and Administrative expenses increased by $375,065, from 10.9% of net sales in 1997 to 11.5% in 1998. As a result of the Natural Baby acquisition, the Company's growth of its operation has given rise to higher support costs. Costs of outside legal and accounting services have increased because of the compliance requirements associated with being a public company. General and administrative costs are also affected by services the Company has provided to Havana, an affiliated company. During the six months ended June 30, 1998, the Company has charged Havana $141,710, including order fulfillment costs, as compared to approximately $205,000 allocated last year.

         Net income improved from $(125,779) for the six months ended June 30, 1997 to $121,557 for the six months ended June 30, 1998. For the six months ended June 30, 1997, the Company's net loss amounted to approximately 4% of sales as compared to the Company's net income for the six months ended June 30, 1998 amounting to approximately 2% of sales.

Year ended December 31, 1997 compared to the year ended December 31, 1996.

         Total net sales for the year ended December 31, 1997 increased $4,377,606, or 65.9%, to $11,016,601, compared with $6,638,995 for the year ended December 31, 1996. Net sales include sales from merchandise, Jeannie's Kids Club memberships, shipping and handling charges, and mailing list rentals. This increase is mainly attributable to the acquisition from Baby Co. of The Natural Baby Catalog on July 2, 1997, and the resulting net sales of $3,811,894 for the six months ended December 31, 1997. The net sales of the Perfectly Safe Catalog increased from $2,717,056 for the year ended December 31, 1996 to $3,937,809 for the year ended December 31, 1997. This increase is attributable to a 26.9% increase in catalog circulation from 1,595,890 catalogs mailed to 2,025,375 catalogs mailed during 1996 and 1997, respectively, and also to an increase in net revenue per book mailed of 14%, from $1.70 per book during 1996 to $1.94 per book in 1997. This increase was offset by a decrease in net sales of Jeannie's Kids Club, which decreased from $3,921,434 to $3,202,238 for the years ended December 31, 1996 and 1997, respectively. The circulation of Jeannie's Kids Club was reduced from 2,372,891 to 1,432,716 for the years ended December 31, 1996 and 1997, respectively.

         Cost of sales, as a percentage of net sales, decreased 1.5% from 63.3% for the year ended December 31, 1996 to 61.8% for the year ended December 31, 1997. The Company attributes this decrease to increased fulfillment efficiencies resulting from the addition from Baby Co. of The Natural Baby Catalog. During the fourth quarter, the Company recorded a charge to earnings of $105,000 for obsolete inventory.

         Selling expenses, which consists of advertising and other marketing related expenses, decreased 6.1% as a percentage of net sales, from 33.0% to 26.9% for the years ended December 31, 1996 and 1997, respectively. This decrease is due to the Perfectly Safe net revenue per catalog increasing from $1.70 to $1.94 for the years ended December 31, 1996 and 1997, respectively, Jeannie's Kids Club net revenue per catalog increasing from $1.65 to $2.24, for the same periods, and the addition of The Natural Baby Catalog.

         General and administrative expenses were $1,077,041, or 9.8% of net sales, for the year ended December 31, 1997, and $712,515, or 10.7% of net sales, for the same period of 1996. This dollar increase is attributable to increased legal, accounting and consulting fees relating to the Company becoming public, increased wages and expenses for the relocation of The Natural Baby Catalog operations from Trenton, New Jersey, to the Company's Canton, Ohio facility. The Company believes that its general and administrative functions have become more efficient and cost effective since the integration of The Natural Baby Catalog operations and the completion of the learning curve relating to the new product line is complete. General and administrative expenses for 1996 were incurred substantially by Duncan Hill, and allocated to the Company consistent with past practices, under which Duncan Hill allocated its general and administrative expenses to its operating subsidiaries on a pro rata basis determined by the percentage of total assets of the various operating subsidiaries, exclusive of the assets of Duncan Hill. For 1996, the Company's allocation was 69% of Duncan Hill's total general and administrative expenses. Effective June 30, 1996, the Company began a six month transition period to handle certain of its own administrative functions, directly. Effective January 1, 1997, the Company began handling administrative functions for Havana. General and administrative expenses incurred by the Company are allocated to Havana, on a pro rata basis determined by the percentage of total assets of Havana and the operating divisions of the Company. For the six months ended June 30, 1997, Havana's allocation was 33% of the Company's total general and administrative expenses. For the year ended December 31, 1997, Havana's allocation was 21% of the Company's total general and administrative expenses, due to the acquisition of The Natural Baby Catalog.

         Net income for the year ended December 31, 1997 was $50,097, or .5% of net sales, compared to a net loss of $521,640, or 7.9% of net sales for the same period of 1996. The Company attributes this increase to the increase in revenues, the acquisition of The Natural Baby Catalog, and decreased selling expenses as a percentage of net sales.

         Selected financial information for Baby Co. relating to The Natural Baby Catalog for the six months ended June 30, 1997 and the year ended December 31, 1996 are as follows:


                      Six months ended                 Year ended
                       June 30, 1997                December 31, 1996
                       -------------                -----------------


Total revenues          $2,938,276                    $6,451,215
Net income                 248,738                       558,649
Total assets               760,065                       915,275


         On a pro forma basis, assuming the Company had acquired The Natural Baby Catalog from Baby Co. at the beginning of fiscal year 1996, the combined operations would have resulted in combined net sales of $13,954,877, net income of $298,835, and net income per share of common stock of $.08, for the year ended December 31, 1997 and combined net sales of $13,090,210, net income of $37,009, and net income per share of common stock of $.01, for the year ended December 31, 1996.

         The Company believes that its consolidation of the operations of The Natural Baby Catalog with the Company has realized savings in direct labor and general and administrative areas. The Company estimates that $200,000 in direct labor savings and $450,000 in general and administrative savings can be realized, on an annual basis, exclusive of additional expenses which the Company is incurring as a public entity, estimated to be $250,000 annually. No assurances can be given that the Company will be successful in obtaining the aforesaid savings on an annual basis.

         In July 1997, the operations of The Natural Baby Catalog were relocated to the Company's Canton, Ohio facilities, including inventories, telemarketing, customer service and fulfillment. The cost of this relocation resulted in a charge to earnings of $50,000.

Year ended December 31, 1996 compared to the year ended December 31, 1995.

         Total net sales for the year ended December 31, 1996 increased $914,658, or 16%, to $6,638,995, compared with $5,724,337 during the year 1995.
Net sales include sales from merchandise, Jeannie's Kids Club membership, shipping and handling charges, and mailing list rentals. The net sales of Jeannie's Kids Club increased from $1,033,805 in 1995 to $3,921,939 in 1996. That increase in net sales of Jeannie's Kids Club in 1996 was partially offset by a decrease in sales of the Perfectly Safe Catalog, which declined $1,973,476 or 42.1%, to $2,717,056, compared with $4,690,532 in 1995.

         The Company's total catalog circulation was approximately 3.8 million in each of 1995 and 1996. The Company introduced Jeannie's Kids Club Catalog in July 1995 and mailed 708,804 catalogs in the second half of 1995 and 2,372,891 catalogs in 1996, which accounted for 18% and 59.8% of its total catalog mailings in 1995 and 1996, respectively. The Company reduced the circulation of its Perfectly Safe Catalog 51.2% from 3.2 million in 1995 to 1.6 million in 1996 consistent with its plan to allocate more of its available resources to building Jeannie's Kids Club, as discussed above. Gross revenue per catalog mailed in 1996 increased 15.9% to $1.75 per book, versus $1.51 for 1995. The Company attributes the higher revenue per catalog mailed to the relatively higher Jeannie's Kids Club average order and percentage response rates.

         At December 31, 1996 the Company had 180,124 total households available for purposes of list rental to other catalogs, which are non-competitive or compete with the Company to a lesser extent. Total households are defined as those households purchasing from the Company in the past 24 months, and rental selections may be made on the basis of purchases within 24, 12, 6, or 3 months. List rental rates charged by the Company are $85.00 per thousand households for 24 months buyers, and increase to $100.00 per thousand households for three month "hotline" buyers. The Company pays a 30% brokerage commission on published rates. For the years ended December 31, 1996 and 1995, the net list rental income was $79,240 and $84,093 respectively. The decrease in revenue of 5.8% is attributable to the Company changing list brokerage firms in 1996, with a resulting 30 day period of inactivity during the cross over phase.

         Cost of sales, as a percentage of net sales, was 63.3% and 61.8% for 1996 and 1995, respectively. Cost of sales consists of cost of merchandise and fulfillment. The increase was primarily due to increased costs of merchandise, which rose from 40.2% of net sales to 42.9% in 1996. Merchandise costs of the Company's Jeannie's Kids Club Catalog are a relatively higher percentage of net sales, as merchandise is sold on a discounted basis, while Perfectly Safe's generally is not. Accordingly, the increase of Jeannie's Kids Club net sales from 18% of the Company's total net sales in 1995 to 59% in 1996 resulted in the Company's increased costs of merchandise in 1996, as a percentage of net sales. The merchandise cost increases were partially offset by a decrease in the Company's cost of fulfillment equal to 1.2% of net sales, as fulfillment expenses fell from 21.6% of net sales in 1995 to 20.4% of net sales in 1996. Fulfillment expense consists of costs of shipping, direct labor, packaging, order entry and 800 line telephone costs. The Company experienced cost reductions in this area primarily from a decrease in shipping costs, which fell 4.6% from 1995 to 1996. While outbound shipping costs fluctuate with the package size and number of shipments per order, the decrease was affected by the reduction of the Company's number of shipments per order which fell from 1.6 in 1995 to 1.4 in 1996.

         Selling expenses increased 9.7% from $1,998,502 in 1995 to $2,193,219 in 1996. Selling expenses consist of advertising and other marketing related expenses. The increase in 1996 is primarily attributable to the Company's revenue increase of 16% from 1995 to 1996. Selling expenses, as a percentage of net sales, were 33% and 34.9% for 1996 and 1995, respectively. The Company's Perfectly Safe Catalog experienced an increase, on a percentage basis, in advertising expense of 2.5% of net sales from 29.7% of net sales in 1995 to 32.2% in 1996. This increase was primarily attributable to the less profitable mix of mailing lists in 1996 than 1995. Advertising expense consists of the cost of producing the catalogs, postage, mailing preparation and outside mailing lists rented by the Company. Jeannie's Kids Club Catalog recorded advertising expenses of 28.9% of net sales in 1996 compared with 46.8% in 1995. This decrease is attributable to the fact that 1995 was the initial inception year of Jeannie's Kids Club Catalog and the Company incurred initial non recurring costs of developing Jeannie's Kids Club Catalog, such as research and development, market testing and design of the catalogs in the amount of $392,495.

         The Company believes that its general and administrative expenses are high relative to its revenue base. General and administrative expenses were $684,615, or 12.0% of net sales, in fiscal 1995 and $712,515, or 10.7% of net sales, in fiscal 1996. This increase is attributable to the increase in revenues in 1996 from 1995. The Company believes that its general and administrative functions will become more efficient and cost effective upon absorbing the revenue base of The Natural Baby Catalog, which the Company believes can be accomplished with significantly less than proportionate increases in general and administrative expenses. General and administrative expenses for 1995 and for 1996 were substantially all incurred by Duncan Hill, and allocated to the Company consistent with past practices, under which Duncan Hill allocated its general and administrative expenses to its operating subsidiaries on a pro rata basis determined by the percentage of total assets of the various operating subsidiaries, exclusive of the assets of Duncan Hill. As a result of the reorganization in which the Company succeeded to the operations of Perfectly Safe and acquired certain assets of Duncan Hill, the Company began to directly handle certain of its own administrative functions during a six month transition period ended December 31, 1996. In 1995 and for 1996, the Company's allocation was 69% of Duncan Hill's total general and administrative expense.

         Net losses for the year ended December 31, 1996 were $521,640, or 7.9% of sales, compared with net losses of $536,992, or 9.4% of sales for the year ended December 31, 1995. The Company attributes this slight decrease to the growth in 1996 of Jeannie's Kids Club membership base and the increase in revenues associated therewith

Liquidity and Capital Resources

         For the six months ended June 30, 1998, the Company used $173,692 of cash in its operating activities. The Company's net income of $121,557 was reduced by working capital changes of $384,097 primarily due to increased deferred catalog expense of $202,539. Higher volume mailings of the Company's Spring catalogs in the six months ended June 30, 1998 as compared to the comparable period of the prior year accounts for the increase deferred expense. During the six months ended June 30, 1998, the Company used cash from investing activities of $50,135 to purchase property and equipment. During the six months ended June 30, 1998, cash ($293,364) was provided by financing activities from borrowings under the Company's line-of-credit ($61,000) and increases in loans due from affiliated parties.

         For the six months ended June 30, 1997, cash of $208,358 was provided from operating activities primarily due to an increase in accounts payable and other liabilities of $486,850 and a decrease in deferred catalog expense of $74,196 partially offset by the Company's net loss of $125,779, increases in accounts receivable of $65,343, increases in inventories of $64,281 and increases in prepaid expenses of $106,126. During the six months ended June 30, 1997, net cash of $92,928 was used in investing activities due to purchases of property of $70,082 and decreases in prepaid amounts for acquisition from Baby Co. of The Natural Baby Catalog business of $22,846. During the six months ended June 30, 1997, cash of $364,078 was used in financing activities due to increases in prepaid offering costs of $198,078 and decreases in amounts due to affiliates of $137,070.


         At October 12, 1998, the balance of the Company's credit line was $762,000. The Company's current credit line is $800,000, payable on demand. The line is secured by the assets of the Company and its affiliated companies, Havana and Duncan Hill, and is guaranteed by W. Miller, the Company' Chief Executive Officer. The interest rate is 1% over prime. It is the policy of the bank to review the credit facility annually, and to require that the Company maintain a zero balance on the credit line for a period of thirty consecutive days sometime during the course of each year. The bank has agreed to waive the "zero balance" required for the fiscal 1997 and 1998 loan years because the Company's current cash flow would not allow it to comply before then.


         At December 31, 1997, the Company had a deficit in retained earnings of $1,402,583, compared with a deficit of $1,452,680 at December 31, 1996. This increase resulted from a net profit of $50,097 for the year ended December 31, 1997.

         For the year ended December 31, 1997, the operating activities consumed $576,038 in cash through increases in accounts receivable, inventories and prepaid expenses , but provided $553,709 in cash through a decrease in deferred catalog expense, and an increase in accounts payable, customer advances and other. The net effect of these changes and non cash charges of $80,687 relating to depreciation and amortization, when added to the net profit was a decrease in the Company's cash position, so that net cash provided by operating activities was $108,455.

         For the year ended December 31, 1997, the Company's financing activities provided $1,497,636 in cash, with $2,619,890 from the sale of common stock, $21,000 from borrowings on the Company's bank credit line, $43,782 from a decrease in prepaid amounts for the public offering and $5,000 from the sale of preferred stock, while using $718,035 from changes in current obligations to/from affiliates, $107,143 for the repurchase of the Company's Common Stock from bridge lenders relating to the Company's initial public offering and $366,858 from the repayment of debt, $266,858 which was paid to related parties.

         For the year ended December 31, 1997, the combined effect of net cash provided by operating activities of $108,455, net cash provided by financing activities of $1,497,636, and investments in fixed assets and the acquisition of The Natural Baby Catalog totaling $1,752,845, decreased cash from $248,648 to $108,894 at December 31, 1997.

         Effective June 30, 1996, the Company was formed by Duncan Hill for the purpose of acquiring certain operating assets of Duncan Hill and the children's catalog business of Perfectly Safe. The Company paid for those assets through the assumption of Perfectly Safe liabilities and Duncan Hill's bank line of credit, by a promissory note payable to Duncan Hill and by preferred and common stock of the Company. The first installment of the promissory note to Duncan Hill in the principal amount of $66,858, plus accrued interest, was paid on July 7, 1997 with the next installment in the amount of $100,000 due on June 30, 1998, together with accrued interest.


         In order to finance its most recent operations, the Company entered into certain private financing agreements commencing in October, 1996. In that regard, the Company issued 8% promissory notes in the amount of $125,000 to be repaid with a portion of the proceeds from its initial public offering, 8% promissory notes in the amount of $75,000, convertible upon the effective date of the Company's initial public offering into Warrants to purchase 1,500,000 shares of Common Stock (the "8% Convertible Notes") and 1,300,000 shares of the Company's Common Stock for $162,500. Subsequently, the holders of the 8% Convertible Notes, at the request of the Representative agreed to accept a cash payment at the closing of the initial public offering in the face amount of $75,000, plus accrued interest at 8% per annum, in lieu of the conversion of their notes into 1,500,000 Warrants. Also, in July 1997, the Company repurchased 857,144 shares of the Common Stock previously issued in the private financings at a repurchase price of $.125 per share. On July 2, 1997, the Company repaid the 8% promissory notes in the principal amount of $125,000, plus accrued interest, the 8% Convertible Notes in the principal amount of $75,000, plus accrued interest, and the payment of notes in the principal amount of $107,143, plus accrued interest for the repurchase of the 857,144 shares of Common Stock of the Company mentioned above, out of the proceeds of its initial public offering:


         The Company filed a registration statement in 1997 relating to the offering by the Company of 300,000 units at an offering price of $12 per unit, each unit consisting of two shares of Common Stock, $.001 par value, and eight Class A Warrants. The Company's initial public offering was declared effective by the Commission on June 26, 1997, and the proceeds were distributed to the Company on July 2, 1997. See "Notes To Financial Statements Note 7. Public Offering."

         On July 2, 1997, the Company completed its acquisition of The Natural Baby Catalog from Baby Co. The Company paid the following: a cash payment of $1,225,000 to the seller; a cash payment in the amount of $219,831 in payment of a note owed by Baby Co. in the principal amount of $197,603 together with accrued interest in the amount of $22,228 through July 2, 1997; a cash payment of $50,134 to Core States Bank to pay off Baby Co's line of credit in the principal amount of $50,000 plus interest of $134; the assumption by the Company of Baby Co.'s accounts payable incurred in the ordinary course of business which was approximately $266,287 as of June 30, 1997; assumption of Baby Co.'s remaining lease obligations in the approximate amount of $24,000 as of June 30, 1997; a convertible promissory note issued by the Company to Baby Co. in the amount of $250,000 (Convertible Note); a second promissory note in an amount which reflects the pre-tax profits of Baby Co. in excess of $300,000 from the date of completion of the acquisition through December 31, 1997 (the "Excess Profit Note"); 70,000 shares of the unregistered Common Stock of the Company issued to Baby Co., valued at $3.50 per share, which are subject to a two year lock-up until June 26, 1999; and, the agreement on the part of W. Miller to guarantee the payments to be made by the Company under the convertible note on the first and second anniversary dates.

         Effective December 31, 1997, the Company paid $100,000 in exchange for the cancellation of both the $250,000 Convertible Note and the Excess Profit Note mentioned above. The Company also signed a four year non-compete agreement with the sellers at a cost of $130,000, payable over two years.

         In June, 1997, the Company replaced its data processing hardware. The Company is leasing the hardware at an annualized cost of approximately $24,000. Lease payments will be paid out of the Company's cash flow or working capital.

         The Company uses the intrinsic value-based method for stock-based compensation to employees. As a result, this standard does not have any effect to the Company's financial statements other than to require disclosure of the pro forma effect on net income (loss) of using the fair value-based method of accounting.

         Effective January 1, 1998 the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new standards for reporting comprehensive income and its components. The Company expects that comprehensive income (loss) will not be materially different from net income (loss).

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 changes the standards for reporting financial results by operating segments, related products and services, geographic areas and major customers. The Company must adopt SFAS No. 131 for the fiscal year ended December 31, 1998. The Company believes that the effect of adoption will not be material.

         The Company intends to meet its cash requirements over the next 12-15 months from operations and the proceeds of the Offering. The Company intends to establish a new operations center, retail outlet store and develop and establish a website as discussed under "Use of Proceeds."

Year 2000 Issues

         Many existing computer programs use only two digits to identify a year in the date field. There programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The Company is currently working to correct its computers and does not believe that the expenditures will materially adversely impact the Company, although no assurances can be given in this regard. The Company purchases its materials from numerous vendors. While the Company has not determined whether all its vendors will be year 2000 compliant before the problem arises, Management believes that since it is not dependent on any major vendor, that its operations will not be materially adversely effected by the failure of a few vendors to timely correct the problem. However, no assurances can be given that Management will be correct in its belief.


                               MARKET INFORMATION

         In June 1997, the Company sold Units to the public consisting of two shares of Common Stock and eight Class A Warrants (the "1997 Units"). The 1997 Units were quoted from June 1997 to November 1997 and the Company's Common Stock and Class A Common Stock Purchase Warrants ("Class A Warrants") have been quoted since June 1997 on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD") under the symbols "KDST" and "KDSTW, respectively." As of October __, 1998 at 4:00 P.M. Eastern Standard Time, the last sale price of the Common Stock and Class A Warrants in the over-the-counter market were $__ and $__, respectively.

         The following table reflects the high and low sales prices for the Company's 1997 Units, Common Stock and Class A Warrants for the periods indicated as reported by the NASD.

                                                      1997 Units
                                                      ----------
         Fiscal Year Ended December 31, 1997:                      HIGH                                LOW
         ------------------------------------                      ----                                ---
              June 1997                                            $62.00............................ $14.00
              Third Quarter                                         62.00............................  54.00
              October through November 1997                         50.00............................  35.00

                                                     Common Stock
                                                     ------------
         Fiscal Year Ended December 31, 1997:
         ------------------------------------
              June 1997                                            $11.25............................ $ 5.00
              Third Quarter                                         10.00............................   4.00
              Fourth Quarter                                         7.50............................   5.25

         Fiscal Year Ended December 31, 1998:
         ------------------------------------
              First Quarter                                        $ 6.50............................ $3.625
              Second Quarter                                        5.125............................  2.375
              Third Quarter                                          4.50............................  2.125

                                                   Class A Warrants
                                                   ----------------
         Fiscal Year Ended December 31, 1997:
         ------------------------------------
              June 1997                                            $ 6.00............................$  5.00
              Third Quarter                                          6.53............................   5.00




              Fourth Quarter                                         5.47............................     63

         Fiscal Year Ended December 31, 1998:
              First Quarter                                       $  2.25............................ $ 0.25
              Second Quarter                                         1.75............................   0.50
              Third Quarter                                          .813............................   .094

          The quotations in the tables above reflect inter-dealer prices without retail markups, markdowns or commissions.

          The Company had 12 record holders as of October 16, 1998 as reported by its transfer agent (American Stock Transfer & Trust Company). The foregoing does not include beneficial holders of the Company's Common Stock which are held in "street name" (i.e. nominee accounts such as Depository Trust Company).

                                    BUSINESS

THE COMPANY

          The Company is a specialty direct marketer which publishes two catalogs with an emphasis on children's hardgood products (i.e., products not primarily made from fabrics) from prenatal to age three. The Company believes that its first catalog, "Perfectly Safe, The Catalog For Parents Who Care," is the nation's only catalog devoted to child safety, child- proofing the home and safety-related products for the family. The Company has published Perfectly Safe since 1990, and has circulated over 20 million catalogs and helped to childproof over 350,000 homes to date. In 1995, the Company introduced its second catalog, "Jeannie's Kids Club," to broaden its market and to introduce a new direct marketing concept in children's products. Jeannie's Kids Club offers parents of young children who become members the opportunity of saving up to 60% compared to the price charged for the same products in other popular children's catalogs. The current annual membership fee is $18.00 per year. In July 1997, the Company acquired The Natural Baby Catalog from The Natural Baby Company, Inc. ("Baby Co.") which specializes in children's products made from natural fiber for children ages prenatal to age three, and consolidated its operations with those of the Company.

HISTORY OF DUNCAN HILL

         The Company's principal stockholder, Duncan Hill, was organized under Ohio law in 1977 for the purpose of developing and marketing a designer line of smoking pipes, tobacco and accessories. Duncan Hill is a publicly-held corporation controlled (approximately 68%) by William Miller, the Company's Chief Executive Officer ("W. Miller") and Jeanne E. Miller, President of the Company ("J. Miller"). In 1980, a Duncan Hill subsidiary, Highland Pipe Company, acquired the pipe manufacturing business of the Monarch Pipe Co., of Bristow, Oklahoma, and subsequently changed its name to Monarch Pipe Co. ("Monarch"). In 1984, the business of E.A. Carey Co. of Chicago, a mail order supplier of smoking products, was purchased by Duncan Hill through its subsidiary, E.A. Carey of Ohio, Inc. ("Carey"). Subsequently Carey acquired Monarch from Duncan Hill. In December 1997, Carey reincorporated in Delaware through a merger with its then newly formed wholly-owned subsidiary, The Havana Group, Inc. ("Havana"), with Havana as the Surviving Corporation. Havana filed a Form SB-2 Registration Statement (File No. 333-45863) and completed an initial public offering of its securities on May 22, 1998 with Fairchild Financial Group, Inc. as the Managing Underwriter. All references to Havana include the operations of its predecessor, Carey and its subsidiary, Monarch.


          Perfectly Safe, Inc. ("Perfectly Safe") was formed by Duncan Hill in 1990 under Ohio law for the purpose of publishing The Perfectly Safe Catalog, which was acquired from J. Miller in January 1990. J. Miller purchased the Perfectly Safe Catalog in 1988 from the catalog's creator. In July, 1995, Perfectly Safe began to publish its second catalog, Jeannie's Kids Club.

          Prior to January 1, 1997, all fulfillment and administrative services of Perfectly Safe were performed and paid for by Duncan Hill which also provided similar services to its subsidiary, Havana. Fulfillment services included order taking, order processing, customer service, warehouse packing and delivery, telephone contracts and shipping contracts. Fulfillment services were charged to Perfectly Safe and Havana based on the actual cost. Administrative services included wages and salaries of officers, accounting, purchasing, executive and creative/marketing personnel. It also included all leases, contracts, equipment rentals and purchases, audit, legal, data processing, insurance and building rent and maintenance. The administrative costs were allocated by Duncan Hill to Perfectly Safe and Havana based upon the percentage of assets of each operating subsidiary to the total assets of all operating subsidiaries.

THE REORGANIZATION

         Effective June 30, 1996, the Company succeeded to the catalog business of Jeannie's Kids Club and Perfectly Safe as a result of a reorganization in which the Company acquired from Duncan Hill the assets and liabilities of Perfectly Safe, which was dissolved. The Company was incorporated by Duncan Hill under Delaware law on July 26, 1996 and had no operations prior to the reorganization.

         Effective June 30, 1996, the Company also acquired from Duncan Hill the assets used by Duncan Hill to perform the telemarketing, order fulfillment, data processing and administrative functions, so that the Company could perform those functions itself. The Company then entered into a six-month transition period ended December 31, 1996 in which telemarketing, data processing, order fulfillment, and administrative functions were transferred from Duncan Hill to the Company in a manner consistent with the operational requirements of the various subsidiaries of Duncan Hill. During this period certain costs were allocated by Duncan Hill to the Company, and in return, certain costs were allocated by the Company to Duncan Hill and its other subsidiaries, depending upon the transition status of the cost area involved. In either case, the costs were allocated pro rata in a manner consistent with Duncan Hill's practices in existence prior to June 30, 1996.

         The purchase price of Perfectly Safe and the aforementioned Duncan Hill assets acquired by the Company was $2,613,404, payable as follows: The Company issued to Duncan Hill a Promissory Note in the principal amount of $366,858 payable in four annual installments commencing June 30, 1997, and bearing interest at the rate of 8% per annum. The principal amount of the first installment was $66,858 (which has been paid) and is $100,000 for each ensuing installment. In addition, the Company issued to Duncan Hill 2,400,000 shares of the Company's Common Stock valued at $.125 per share and 5,000,000 shares of the Company's Series A Preferred Stock valued at $.001 per share. Further, the Company agreed to assume all of the liabilities of Perfectly Safe as of June 30, 1996 in the amount of $1,291,546, as well as Duncan Hill's outstanding obligations as of June 30, 1996 under its credit facility in the amount of $650,000. Almost all of the borrowings under the credit facility were used to support the Company's operations.

SERVICES PROVIDED TO HAVANA

         Since 1997, the Company has provided administrative and fulfillment services to Havana. During 1997, all fulfillment services were contracted and paid by the Company and charged to Havana based on the actual cost. All administrative costs were allocated between the Company and Havana based upon the percentage of assets for each respective operating company to the total assets of both operating companies with 33% charged to Havana for the period January 1, 1997 through June 30, 1997 and 21% charged to Havana for the period July 1, 1997 through December 31, 1997. Duncan Hill incurred certain other costs, including legal and outside accounting/auditing expenses, which were allocated by Duncan Hill to the Company and Havana based on the same method and percentages as described above.

         Effective January 1, 1998, Havana entered into an agreement with the Company whereby the Company will provide administrative functions to Havana at an annual cost of $206,100 consisting of: $34,000 for accounting and payroll services, $51,600 for administration and human resource management, $34,900 for data processing, $32,200 for office equipment and facilities use, $38,100 for merchandising and marketing services and $15,300 for purchasing services. The Company will also provide fulfillment services to Havana at a cost of $2.40 per order processed. The Company calculated these fees based on actual 1997 costs. Management believes these fees would represent actual costs should Havana undertake to provide these services itself. Havana is also obligated to pay the Company an amount equal to 5% of Havana's 1998 pre-tax profits as additional consideration for the Company providing administrative and fulfillment services to Havana. See "Certain Transactions."

ACQUISITION OF THE NATURAL BABY CATALOG

         In July 1997, the Company acquired the net assets and operations of The Natural Baby Catalog from Baby Co., a mail order retailer of children's clothing and toys. This acquisition was funded with the net proceeds of the Company's initial public offering and has been accounted for as a purchase. The aggregate purchase price consists of the following:

   Cash                                                     $1,444,831
   Acquisition costs                                           276,998
   Issuance of 70,000 Kids Stuff unregistered
      common shares to the former owners of
      Baby Co.                                                 245,000
   Note Payable                                                100,000
                                                            ----------
                              Total purchase price          $2,066,829
                                                            ==========

See "Certain Transactions" and "Notes to Financial Statements." All references to the Company include the operations acquired by it from Perfectly Safe, Duncan Hill and Baby Co. unless the context indicates otherwise.

Company's Operations

         The Company is a specialty direct marketer which publishes two catalogs with an emphasis on children's hardgood products (i.e., products not primarily made from fabrics) from prenatal to age three. Based upon a review of the catalog trade publication called "SRDS Direct Marketing List Service," the Company believes that its first catalog, "Perfectly Safe, The Catalog For Parents Who Care," is the nation's only catalog devoted to child safety, child-proofing the home, and safety-related products for the family. Since 1990, the Company has published over 20 million Perfectly Safe catalogs and helped childproof over 350,000 homes.

         During July, 1995 the Company introduced "Jeannie's Kids Club" catalog to broaden its market through a new direct marketing concept in children's products. Jeannie's Kids Club offers parents who become club members the opportunity of saving up to 60% compared with the same products in other popular children's catalogs. The current annual membership fee is $18.00.

         In July 1997, the Company acquired from Baby Co. its third catalog, The Natural Baby Catalog, which specializes in products made of natural fiber for children from prenatal to age three. The Natural Baby Catalog carries both hardgood products and softgood products (i.e., products primarily made from fabrics).


     KIDS CATALOG OUTLET

         The Company has recently leased a retail store in Canton, Ohio consisting of approximately 3,300 square feet of space. The Company is in the process of installing leasehold improvements and furniture in order to open the store in or about November 1998. The retail store, which is expected to be named "Kids Catalog Outlet," will feature the Company's children's clothing and other merchandise which have not been sold through the Company's catalogs.

MARKET

         The Company's market for children's goods is affected by the number of births as well as women in the work force . The Company believes that a birth rate of an estimated 3.8 million births per year and the high percentage of women in the work force place an emphasis on the convenience and value of shopping by catalog. There can be no assurance that the Company is correct in such belief.


STRATEGIES

         The Company believes that its expertise in the marketing and merchandising of children's products and its recent acquisition of The Natural Baby catalog provides the basis for future growth by the use of the following strategies:

         CONSOLIDATION OF THE NATURAL BABY'S CATALOG INTO THE OPERATIONS OF THE COMPANY. In 1997, the Company consolidated the warehouse, telemarketing, data processing and administrative functions of The Natural Baby Catalog into the operations of the Company.

         EXPAND THE MEMBERSHIP OF JEANNIE'S KIDS CLUB. Because Jeannie's Kids Club offers popular children's products for up to 60% less than other children's catalogs, the Company believes that there is a substantial market for this type of home shopping service and an opportunity to substantially increase the membership of Jeannie's Kids Club, which went from inception in July 1995 to over 39,000 ;current members. Although there are costs associated with acquiring the initial $18 membership fee, the $18 annual renewal of such membership is approximately 90% profit to the Company. Under the terms of the Jeannie's Kids Club membership, renewals are automatically billed to a member's credit card prior to the expiration of the membership. The Company intends to embark upon vigorous marketing efforts to expand Jeannie's Kids Club membership. See "Business-Marketing."

         MAINTAIN THE GROWTH OF THE NATURAL BABY CATALOG. Revenues of The Natural Baby Catalog have increased from $1.7 million in 1992 to $6.7 million in 1997. The Company is satisfied with the performance of The Natural Baby Catalog and will endeavor to maintain continuity in the merchandising and marketing of this catalog.


         CUSTOMER ACQUISITION PROGRAMS. Historically, the Company has relied upon catalog circulation as the sole method to acquire new customers. Due to the relatively short life of the acquired customer (prenatal to age three) and the increasing costs of catalog mailings, the Company intends to test and develop new methods of new customer acquisition. See "Marketing." The Company believes that its future growth and profitability will be largely dependent upon the Company's ability to develop alternative customer acquisition programs.

See "Risk Factors."


         RECENTLY REPLACED OUTDATED DATA PROCESSING SYSTEM. During 1997, the Company replaced its computer hardware at an annual lease cost of $24,000. The Company expects this upgrade to improve the efficiencies of its operations. The Company intends to periodically review software upgrade or replacement anticipated to cost approximately $25,000 annually, on a leased basis, but does not expect to replace or upgrade the software until future periods.


         CATALOG ACQUISITIONS. The Company believes that, because of the cost driven pressures to consolidate, there may be opportunities to acquire other children's niche catalogs. The Company, however, has no short term plans to make any further acquisitions and no assurances can be given that any acquisitions will be successfully completed in the future. See "Risk Factors."

         STABILIZE THE PERFORMANCE OF PERFECTLY SAFE. In the past, many of the safety products carried by the Perfectly Safe Catalog were generally hard to find and were not well- stocked by retail stores. That is no longer the case. See "Business-Competition." As a consequence of this competition, the inability of the Company to access certain profitable mailing lists following the Company's introduction of Jeannie's Kids Club, and the decision of the Company to devote more of its available resources to building the mailing list and membership base of Jeannie's Kids Club, the future performance of the Perfectly Safe Catalog will be highly dependent upon the Company's ability to more efficiently obtain new customers through substantially reduced catalog mailings.


MERCHANDISING

         Through its Perfectly Safe Catalog, the Company emphasizes quality and safety and provides full price merchandise tested by the Company and backed by a full satisfaction warranty. The Perfectly Safe Catalog currently consists of 48 pages containing approximately 250 products, principally hardgoods, approximately 52% of which directly relates to child safety and child proofing the home, with the balance consisting of safety tested convenience products and toys. Unlike fashion catalogs which change their mix of products offered based upon trends and seasonality, Perfectly Safe retains proven products. The merchandising function for Perfectly Safe is handled by one of the Company's founders, J. Miller, the author of "The Perfectly Safe Home."

         During 1995, the Company used its merchandise expertise in children's products to launch its Jeannie's Kids Club Catalog. The target market selected by the Company is upper income parents who want quality, value and convenience in products for their children. Jeannie's Kids Club Catalog consists of selected popular quality hardgoods products from other children's catalogs offered at discounts of up to 60%. Jeannie's Kids Club Catalog currently consists of 48 pages containing approximately 300 products.

         The Natural Baby Catalog emphasizes alternative hard and softgood products for babies and their parents. The catalog is 80 pages and contains approximately 400 products, all of which are natural fiber, non-toxic and environmentally safe. Approximately 28% of The Natural Baby Catalog product line is exclusive or private label products.

         The ratio between hardgoods to softgoods contained in the Company's three catalogs is approximately 3:1. Substantially all of the products contained in The Perfectly Safe and Jeannie's Kids Club Catalogs are hardgoods. The Company continually identifies and tests new product categories that are natural extensions of the core business of its catalogs. Each product and product category is measured for its revenue and profitability, with advertising costs allocated to the product based upon the number of square inches of catalog pages consumed in its presentation. Products are then rated by profitability performance with weaker products either removed or altered in their presentation. Test products are selected based upon the data contained in the analysis of similar or related products, or sales and feature benefits that the Company's merchandising team feels will appeal to the demographics of the intended catalog customer.


MARKETING

         The Company serves the children's market at an age where the child changes rapidly and many of the products become functionally obsolete within months of the date of purchase. The Company's market for its catalog is primarily from prenatal to age three. The Company maintains proprietary mailing lists of households with an average income in excess of $50,000 per year, a proven history of mail order purchases and a newborn in the house. The number of customers who purchased in 1997 was over 53,000 for Perfectly Safe, and over 33,000 member and non-member buyers for Jeannie's Kids Club. (Non-member buyers are not entitled to purchase Jeannie's Kids Club merchandise at a discount.) The Company also rents mailing lists which meet the Company's criteria from outside sources, which consist of independent list compilers, as well as directly from other children's catalogs. The Company's present cost of renting mailing lists is $.09 per household per use. The Company believes that The Natural Baby Catalog's mailing list rentals are primarily from certain other children's catalogs based upon a proven history of recent mail order purchases.

         In order to select those households most likely to purchase, the Company uses a statistical modeling system . The Company believes that the application of a statistical modeling systems increases the rate of percentage response and profitability of The Natural Baby Catalog, although there can be no assurance that the Company is correct in such belief.

         The Company uses a selling strategy built around two basic selling seasons: fall/winter and spring/summer. Each season requires changes of products appropriate to the time period for the life of the catalog. Catalogs are mailed on a monthly basis in approximately equal quantities, with clearance sales advertised on wrappers of selected catalog mailings. Monthly mailing quantities, however, are subject to significant variations due to changes in timing and availability of rental mailing lists. In 1997, the catalog mailings for Perfectly Safe and Jeannie's Kids Club were 2,025,375 and 1,432,716, respectively.

         The Natural Baby Catalog uses a selling strategy based upon three basic selling seasons: spring, summer and fall/winter. While catalogs are mailed monthly, lesser quantities are mailed monthly in the period February-June, with quantities increasing during the fall/winter season. The Natural Baby Catalog mailed approximately 1,242,000 catalogs during the second half of 1997.

         Due to a continuing increase in catalog advertising costs and the relatively short customer life, the Company believes that it can no longer afford to use catalog mailings as the sole method of customer name acquisition. After the completion of the Offering, the Company intends to establish and develop a website to advertise and sell its products. See "Use of Proceeds."

CUSTOMER SERVICE AND TELEMARKETING

         The Company derives approximately 80% of its revenue through orders placed over the telephone and emphasizes superior customer service and friendliness in its sales representatives. The Company's method of receipt of payment includes major credit cards and checks. The Company's return policy is unconditional, and provides that if a customer is not satisfied with his or her purchase for any reason, it may be returned within 30 days for a full refund or exchange. If a shipping error has occurred the Company will issue call tags to pick up merchandise shipped in error and will send a corrected shipment.

         The Company employs 29 full-time and 8 part-time warehouse customer service and telemarketing employees at October 12, 1998. During 1996 and 1997, the Company processed over 708,497 telephone orders, catalog requests and service requirements. The Company also processes orders, catalog requests and service requests for Havana. The Company charges Havana $2.40 per order processed. See "Certain Transactions."

    FULFILLMENT AND DELIVERY

         The Company's fulfillment and delivery objective is to provide excellent customer service within a low cost structure. Its fulfillment operations consist of 23,000 square feet of leased facilities in North Canton, Ohio. Orders shipped are individually recorded and posted through the use of barcode scanners, so that sales records and credit card deposits are electronically posted. The Company's fulfillment center processed approximately 286,000 shipments in 1996, approximately 302,000 shipments in 1997 and approximately 216,000 shipments in the eight months ended August 31, 1998.

INVENTORY/PURCHASING

         The Company conducts its purchasing operations at its general offices in Canton, Ohio. Each catalog contains approximately 300 products. Each product is reviewed weekly through the use of computerized reports that provide detailed information regarding inventory value, unit sales, and purchasing delivery times. Products are ordered as required for "just in time" arrival into the Company's inventory.

PRODUCT SOURCING

         The Company acquires products for resale in its catalogs from numerous domestic vendors. No single source supplied more than 10% of the Company's products in 1997. The Company believes that no single source likewise supplied more than 10% of The Natural Baby Catalog products in 1997.

SEASONALITY

         Perfectly Safe's revenues are not significantly impacted by seasonal fluctuations, as compared to many other retail and catalog operations. The Perfectly Safe customer is believed to be generally the end user of the product so purchases are spread throughout the year, rather than being concentrated between October and December, as are traditional gift purchases. The Company's limited experience does not indicate that Jeannie's Kids Club's revenues will be subject to significant seasonal fluctuation. The Natural Baby Catalog, however, appears to the Company to have a seasonal increase in the fourth quarter. During the year 1997, The Natural Baby Catalog sales in the fourth quarter were approximately 34% of The Natural Baby Catalog total 1997 sales.

INSTITUTIONAL CREDIT FACILITY

         Effective June 30, 1996, the Company assumed Duncan Hill's liability under Duncan Hill's $800,000 line of credit facility provided by the United National Bank and Trust Company to the Company (the "Bank"). The Bank opened an $800,000 line of credit in the Company's name effective December 31, 1996, and simultaneously terminated Duncan Hill's line of credit. The $650,000 amount outstanding under Duncan Hill's line of credit was transferred upon termination to the line of credit opened in the Company's name. Almost the entirety of those borrowings were used to finance the Company's operations. The line of credit is for an open term, payable upon demand and is secured by the assets of the Company, Duncan Hill and Havana. The repayment of the line of credit is guaranteed by W. Miller and Havana. The amount outstanding under the line of credit as of October 12, 1998 is approximately $762,000. Interest is charged at the rate of 1% over prime.

         It is the policy of the Bank to review the credit facility annually, and to require that the Company maintain a zero balance on the credit line for a period of thirty consecutive days sometime during the course of each year. The Bank agreed to waive the "zero balance" required for the fiscal 1997 and 1998 . See "Risk Factors."

COMPETITION

         The mail order catalog and retail clothing outlet industries are highly competitive. The Company's catalogs compete and its proposed retail clothing outlet store intends to compete generally with other mail order catalogs and retail stores, including department stores, specialty stores, discount stores and mass merchants. Many general and specialty catalog competitors, as well as retail stores, have substantially greater financial, distribution and marketing resources than the Company. There are numerous general and specialty catalogs selling infants' and children's items. However, based upon type of goods offered, the Company considers its primary hardgood catalog competition, to be "The Right Start Catalog," "One Step Ahead," "Sensational Beginnings," and "Hand in Hand." "The Right Start Catalog" and "One Step Ahead" have substantially larger revenues than the Company, even as adjusted to reflect consolidation of the revenues of The Natural Baby Catalog .

         Other mail order catalogs for children's hardgood products which the Company believes are competitors to a lesser extent are "Current Children's Products," "Troll Learn and Play," "Just for Kids," "Childcraft," "Toys to Grow On," "Hearthsong," "Constructive Playthings," "Music for Little People," "Great Kids," "The Great Kids Company," "Ultimate Baby Catalog," "San Francisco Music Box," "Stork Kit/Bundle of Joy," "Play Fair Toys," "Animal Town," "Alvin and the Chipmunks," "Livonia Catalog," "Plus and Company," "Disney Catalog," "Storybook Heirlooms," and "F.A.O. Schwartz." Many of those catalogs have substantially higher revenues than the Company.

         Certain catalogs, such as "Hanna Anderson" and "Biobottoms," compete with The Natural Baby Catalog in selected product areas, but do not compete across the entire product line. Other mail order catalogs for children's softgoods products which the Company believes are competitors of The Natural Baby Catalog to a lessor extent are "Playclothes," "After the Stork," "Talbot's Kids," "Spiegel Children's Clothing," "Brights Creek," "Gymboree," "Eddie Bauer Children's Fashions," and "Spiegel Kids." The Company believes that many of these catalogs have substantially higher revenues than The Natural Baby Catalog.

         In the past, many of the safety products carried by the Perfectly Safe Catalog were generally hard-to-find, lower price items, such as electrical outlet guards, appliance cord shorteners and appliance door latches. Many of these items are now stocked by retail stores, discount stores and mass merchants.

         The Company experienced a competitive reaction to its introduction of Jeannie's Kids Club Catalog which resulted in three other children's catalogs refusing to exchange with, or rent their mailing lists to, the Company. The Company has not experienced such a reaction from its acquisition of The Natural Baby Catalog , although there can be no assurance that such a competitive reaction will not occur in the future, or that such an occurrence would not have an adverse effect upon the profitability of The Natural Baby Catalog. See "Risk Factors."

TRADEMARKS AND TRADE NAMES

         The Company owns four federally registered trademarks: "Perfectly Safe"; "Perfectly Safe, The Catalog For Parents Who Care" with logo; "Perfectly Safe Guarantee" with logo; and, logo. The Company plans to register its mark, "Jeannie's Kids Club," as a unique identification of its Jeannie's Kids Club Catalog. With the recent acquisition of The Natural Baby Catalog, the Company acquired the ownership of the trademark "The Natural Baby Co., Inc." with logo, which is a federally registered trademark. There can be no assurance as to the extent of the protection that will be provided to the Company as a result of having such trademarks and trade names or that the Company will be able to afford the expenses of any complex litigation which may be necessary to enforce the proprietary rights.

EMPLOYEES

         As of September 30, 1998, the Company had 54 full time employees and 19 part time employees. Of this total, 9 employees or 12% of total full-time employees, hold positions of managers; 50 employees or 68% of the total, hold hourly paid positions. The largest single segment of the Company's employment is in direct labor involving order entry, customer service, and distribution, where 50 employees or 68% of total Company employment is involved. The work force is non-union, and the Company does not anticipate a union presence in the foreseeable future.

REGULATORY MATTERS

         The Company's business, and the catalog industry in general, is subject to regulation by a variety of state and federal laws relating to, among other things, advertising and sales taxes. The Federal Trade Commission regulates the Company's advertising and trade practices and the Consumer Product Safety Commission has issued regulations governing the safety of the products which the Company sells in its catalogs. No assurances can be given that the Company will comply with all state and federal laws affecting its business in the future.

         Under current law, catalog retailers are permitted to make sales in states where they do not have a physical presence without collecting sales tax. The Company believes that it collects sales taxes in states where it is required to do so. However, since 1987, legislation has been introduced periodically in the U.S. Congress which would permit states to require sales tax collection by mail order companies. To date, this proposed legislation has not been passed. Should Congress, however, pass such legislation in the future, most states could be expected to require sales tax collection by out-of-state mail order companies. This would increase the cost of purchasing the Company's products in those states and eliminate whatever competitive advantage that the Company may currently enjoy with respect to in-state competitors in terms of sales taxation, as well as increasing the administrative and overhead costs to the Company in connection with the collection of such sales tax. There can be no assurances given that these state sales tax laws will not be changed in the future to the detriment of the Company. The Company has no claims or regulatory matters in process or pending as of September 30, 1998. See "Risk Factors."

PRODUCT LIABILITY INSURANCE

         Since 1990, the Company's parent, Duncan Hill, has carried product liability insurance for the Company and Havana. The current coverage is $1 million per occurrence with an aggregate limit of $2 million. The policy is supplemented by an umbrella liability policy providing coverage of an additional $1 million per occurrence, $2 million aggregate. The policies are carried by Duncan Hill, with the Company and Havana as named insureds. The policies are issued for a period of one year and are currently in effect through September 17, 1999. The Company may, in the future, procure the same coverage in its name, alone. Although the Company believes that its present insurance coverage is sufficient for its current level of business operations, there is no assurance that such insurance will be sufficient to cover potential claims, or that adequate, affordable insurance coverage will be available to the Company in the future. An uninsured successful claim against the Company or a successful claim in excess of the liability limits or relating to an injury excluded under the policy could have a material adverse effect on the Company. See "Risk Factors."

DESCRIPTION OF PROPERTY

         The Company's principal offices and telemarketing center are located in Canton, Ohio. The facility consist of 5,600 square feet and is leased through September 30, 1999 with an option to renew for a period of one year. The Company's warehouse and distribution center is located in North Canton, Ohio and consists of approximately 23,000 square feet, which is leased at the monthly rate of $13,329 through September 30, 1999, and subject to earlier termination without penalty at the option of the lessee upon 90 days written notice to the landlord. All leases are in the name of Duncan Hill and the rent is charged to the Company and Havana consistent with past practices.

         In August 1998, the Company entered into a lease for retail space at 4418 Belden Village Street, Canton, OH, containing approximately 3,400 square feet of space. This lease, which amends an earlier lease, has a term expiring December 31, 2002. The Company will pay a monthly rent of approximately $2,250 commencing 30 days after the Company takes possession of the premises and the landlord notifies the Company that the space is ready for occupancy.

         The Company intends to establish and lease a new operations center of approximately 34,000 square feet in early 1999. This operation center, which is expected to be located in or about Canton, Ohio, will include customer relations, order entry and warehouse and distribution operations and will replace its existing warehouse facility. Moving costs are estimated at $35,000.


LEGAL PROCEEDINGS

         In the normal course of business, the Company may be involved in various legal proceedings from time to time. Presently, however, the Company is not a party to any litigation, whether routine or incidental to its business, or otherwise.

                                   MANAGEMENT

Directors and Executive Officers

         The names and ages of the directors and executive officers of the Company are set forth below:


Name                         Age            Position
----                         ---            --------

William  L. Miller (1)       62             Chairman of the Board of Directors,
                                            Chief Executive Officer, Principal
                                            Financial and Accounting Officer,
                                            Secretary

Jeanne E. Miller (1)         51             President, Director


William T. Evans             46             Vice President of Finance
                                            and Operations

Clark D. Swisher             46             Director

Alfred M. Schmidt            65             Director

------------------

(1)      W. Miller and J. Miller are husband and wife.

         The term of office for each of the Company's directors is one year until their respective successors are elected and shall qualify. Executive officers serve at the pleasure of the Board of Directors.


         WILLIAM L. MILLER, Chairman of the Board, Chief Executive Officer, Principal Financial and Accounting Officer, Treasurer and Secretary of the Company since its formation in July 1996. Mr. Miller serves as Chairman of the Board, President and Chief Executive Officer of Havana since December 1997. Previously, he was the sole director and an executive officer of E.A. Carey of Ohio, Inc. from 1984 to December 1997. Mr. Miller had been a director of Perfectly Safe, Inc. and its vice President since it was formed by Duncan Hill in 1990 until July 1996. Mr. Miller is President, Founder and a director of Duncan Hill, a company he formed in 1977, Mr. Miller founded the MBI Corporation, which designed and developed packaging machinery (1975-78). Mr. Miller served in executive capacities in the direct marketing industry from 1971 to 1975. He holds a Bachelors Degree. in Mechanical Engineering from Purdue University and a Masters Degree in Business Administration from Indiana University


         JEANNE E. MILLER has been a director of the Company since July 1996, and its President since January 1998. Previously, she served as Executive Vice President of the Company from July 1996 until January 1998. Since July 1996, Mrs. Miller had been a director of Perfectly Safe, Inc., and its President since its formation in 1990 until July 1996. Mrs.

Miller co-founded Duncan Hill in 1977 and has been a director and its Vice President since 1977. Mrs. Miller is the author of the child safety book THE PERFECTLY SAFE HOME, published by Simon and Schuster in 1991 and has appeared on network television to speak on that subject. Mrs. Miller served as Vice President and a director of Carey and Highland Pipe Company, both of which are subsidiaries of Duncan Hill, from 1984 to 1996.


         WILLIAM T. EVANS, Vice President of Finance and Operations since December 9, 1997. Previously he helped form and served as Treasurer of Premier Plastic Recyclers, Inc. (1994-1997), which reprocessed plastics for use as raw material. He served in senior management positions with Bridgestone/Firestone, Inc. from 1989 to 1994, including Chief Financial Officer of South American operations. As a CPA with the accounting firm of Deloitte & Touche, he served as a Senior Manager from 1977 through 1988. Mr. Evans holds a Bachelors degree in accounting from the University of Akron. Mr. Evans is currently on a leave of absence due to medical and health reasons.

         CLARK D. SWISHER is a director of the Company since July 1996. Mr. Swisher has been Vice President of the Employee Benefits Division of the Leonard-McCormick Agency, a general insurance agency, since 1984. Mr. Swisher's professional background includes membership in the National Association of Life Underwriters and the University of Akron Business Advisory Council. Mr. Swisher has been a director of Duncan Hill since 1995.

         ALFRED M. SCHMIDT, JR., a director of the Company since September 1998 is President of The Schmidt Group International, Inc., direct marketing/management consultants. Mr. Schmidt was the entrepreneur owner of New Hampton General Store, a consumer catalog company. Mr. Schmidt was a Vice President of Hanover House, then the first Vice President of Brooks Brothers, a national chain of apparel specialty stores with 65 stores in the U.S. and six in Japan. Mr. Schmidt subsequently was the first Vice President of Direct Marketing of Bergdorf Goodman, N.Y., a designer apparel retailer, and Senior vice President in charge of catalogs at the Franklin Mint, Franklin Center, Pennsylvania. Mr. Schmidt finished his public career as President of Myron Manufacturing Company, a direct marketing firm selling advertising specialty products by catalog, direct mail, and telemarketing. For the past twelve years, Mr. Schmidt has led his company in catalog consulting with clients from Europe to the Pacific Rim. Mr. Schmidt is a member of the Direct Marketing Association, the 1982 winner of the prestigious Henry Hoke Award and the DMA Echo Leader Award. He was a founder of the Catalog Leader's Group. Mr. Schmidt has served on the DMA Catalog Council, The Direct Marketing Educational Council, and the Direct Marketing Idea Exchange. Mr. Schmidt has been a contributing writer to Catalog Age Magazine, Catalog Business, Direct Marketing Magazine and D.M. News. Mr. Schmidt has addressed audiences extensively in the U.S. as well as Europe and the Far East.

         Alfred M. Schmidt, Jr. is an independent director and the Company intends to appoint a second independent director as the fifth director. There is no assurance, however, that the Company will be able to attract a suitable candidate at this stage of its development.

         Upon the appointment of one additional unaffiliated director, the Board of Directors intends to establish a Compensation Committee and an Audit Committee. The Audit

Committee, which would consist of at least a majority of directors who are not affiliated with the Company, will among other things, make recommendations to the Board of Directors regarding the independent auditors for the Company, approve the scope of the annual audit activities of the independent auditors and review audit results and have general responsibility for all auditing related matters. The Compensation Committee would consist entirely of directors who are not affiliated with the Company. The Compensation Committee would review and recommend to the Board of Directors the compensation structure for the Company's officers and other management personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation. The Committee would also administer the Company's 1997 Long-Term Stock Incentive Plan.

         The Representative has been granted by the Company the right to designate one director to serve on the Company's Board of Directors for a period of three years from June 26, 1997. As of the date of this Prospectus, no such person has been designated.


Compensation of Directors

         The Company pays its directors who are not also employees of the Company $100 for each meeting attended and reimburses such directors for travel and other expenses incurred by them in connection with attending Board of Directors meetings. Directors are eligible to participate in 1997 Stock Incentive Plan.

Executive Compensation

         The following table provides a summary compensation table with respect to the compensation of W. Miller, the Company's Chief Executive Officer (CEO), and J. Miller, the Company's President.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                          Awards                   Payouts
-----------------------------------------------------------------------------------------------------------------------------------
    (a)               (b)             (c)           (d)            (e)          (f)             (g)              (h)         (i)
                                                                  Other                                                       All
    Name                                                         Annual     Restricted                                       Other
    and                                                          Compen-       Stock                             LTIP       Compen-
  Principal                                                      sation       Award(s)      Number of          Payouts      sation
  Position           Year          Salary ($)    Bonus ($)      ($) (1)       ($) (2)       Options (3)          ($)         ($)
-----------------------------------------------------------------------------------------------------------------------------------
W. Miller,           1997          125,000          -0-          4,000          -0-          100,000             -0-         -0-
Chief Executive      1996          100,000          -0-             -0-         -0-               -0-            -0-         -0-
Officer              1995          100,000          -0-             -0-         -0-               -0-            -0-         -0-
-----------------------------------------------------------------------------------------------------------------------------------
J. Miller,           1997           90,000          -0-          4,000          -0-          100,000             -0-         -0-
President            1996           65,000          -0-             -0-         -0-               -0-            -0-         -0-
                     1995           65,000          -0-             -0-         -0-               -0-            -0-         -0-
-----------------------------------------------------------------------------------------------------------------------------------

(1) Does not include the value of leased automobiles used almost exclusively for the Company's business or key man life insurance on the lives of each of W. Miller and J. Miller in the amount of $1,000,000, payable to the Company in the event of death. W. Miller is provided with a leased automobile by Havana with a monthly cost of approximately $1,100 and J. Miller is provided with a leased automobile by the Company at a monthly cost of approximately $800. The foregoing table does not include the value of any personal use of such automobiles.

(2) Does not include 2,400,000 shares of the Company's Common Stock and 5,000,000 shares of the Company's Series A Preferred Stock issued to Duncan Hill in connection with a reorganization.

(3)      See "Employment Contracts" for a description of these options.

                               OPTION GRANTS TABLE


    The information provided in the table below provides information with respect to individual grants of the Company's stock options during fiscal 1997 of each of the executive officers named in the summary compensation table above. The Company did not grant any stock appreciation rights during 1997 and/or the first nine months of 1998.

                        Option Grants in Last Fiscal Year

                                                                                                              Potential
                                                                                                        Realizable Value at
                                                                                                            Assumed Annual
                                    Individual Grants                                                   Rates of Stock Price
                                                                                                            Appreciation
                                                                                                         for Option Term (2)
------------------------------------------------------------------------------------------------------------------------------
               (a)           (b)                   (c)                  (d)             (e)             (f)             (g)
                                                  % of
                                                  Total
                                                Options/
                                               Granted to
                           Options              Employees             Exercise        Expira-
                           Granted              in Fiscal              Price           tion
              Name           (#)                Year (1)               ($/Sh)          Date            5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------------------

W. Miller                  100,000                 50%                  5.00          1/1/07          314,000         797,000
------------------------------------------------------------------------------------------------------------------------------
J. Miller                  100,000                 50%                  5.00          1/1/07          314,000         797,000
==============================================================================================================================


(1) The percentage of total options granted to the Company's employees in fiscal year is based upon options granted to officers, directors and employees.

(2) The potential realizable value of each grant of the Company's options assumes that the market price of its Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and after subtracting the exercise price from the potential realizable value.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

    The information provided in the table below provides information with respect to each exercise of the Company's stock option during fiscal 1997 by each of the executive officers named in the summary compensation table and the fiscal year end value of the Company's unexercised options.


           (a)                  (b)               (c)                   (d)                          (e)

                                                                                                   Value of
                                                                     Number of                   Unexercised
                               Shares                               Unexercised                  In-the-Money
                              Acquired                               Options at                    Options
                                 on              Value               FY-End (#)                  at Fy-End($)
                              Exercise         Realized             Exercisable/                 Exercisable/
          Name                  (#)              ($)(1)             Unexercisable              Unexercisable(1)
---------------------------------------------------------------------------------------------------------------
William L.. Miller              -0-               -0-               -0- / 100,000               -0- / 100,000
---------------------------------------------------------------------------------------------------------------
Jeanne E. Miller                -0-               -0-               -0- / 100,000               -0- / 100,000
===============================================================================================================


(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the Company's options at exercise or fiscal year end, respectively. In calculating the dollar value realized upon exercise, the value of any payment of the exercise price is not included.


        INCENTIVE COMPENSATION PLAN. The Company's Incentive Compensation Plan (the "Plan") is designed to motivate employee participants to achieve the Company's annual strategic goals. Eligibility for participation in the Plan is limited to the executive officers of the Company, and such other employees of the Company as may be designated by the Board of Directors from time to time. For each fiscal year of the Company, the Board will establish a bonus pool not to exceed 10% of the Company's operating income. The Board intends to establish its first bonus pool for 1999. The amount of such pool with respect to any year shall be determined subsequent to the end of that year upon the determination of the Company's operating income for that year. Each participant in the Plan is eligible to receive from the bonus pool an annual award of up to 50% of the participant's base salary. Upon its establishment, the Compensation Committee shall be responsible for recommending to the Board of Directors performance objectives and awards for participants. Until the Compensation Committee is established and includes at least two outside directors, no compensation will be awarded under the Plan. W. Miller and J. Miller are expected to be the principal participants in the Plan and they control the election of all directors. Payouts are to be determined annually following determination of the Company's fiscal year-end results. The Plan is subject to amendment of termination at any time, but no such action may adversely affect any rights or obligations with respect to any awards theretofore made under the Plan. As of the date of this Prospectus, no compensation has been paid under the Plan.

        1997 STOCK INCENTIVE PLAN. In March 1997, the Company's majority stockholder approved the adoption of the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, the Compensation Committee of the Board of Directors, which the Company intends to establish after it has two outside directors, may grant stock incentives to key employees and the directors of the Company pursuant to which a total of 400,000 shares of Common Stock may be issued; provided, however, that the maximum amount of Common Stock with respect to which stock incentives may be granted to any person during any calendar year shall be 20,000 shares, except for a grant made to a recipient upon the recipients initial hiring by the Company, in which case the number shall be a maximum of 40,000 shares. These numbers are subject to adjustment in the event of a stock split and similar events. Stock incentive grants may be in the form of options, stock appreciation rights, stock awards or a combination thereof.


        Options granted under the Incentive Plan may be either "incentive stock options," which qualify for special tax treatment under Section 422 of the Internal Revenue Code (the "Code"), or nonstatutory stock options, which do not qualify. Incentive stock options may only be granted to persons who are employees of the Company. Options will expire at such time as the Compensation Committee determines, provided that no stock option may be exercisable later than ten years from its grant, except that the maximum term of any incentive stock option granted to a person who owns, directly or indirectly, 10% or more of the combined voting power of the Company's capital stock (a "10% Shareholder") shall be five years. If an optionee ceases to be an employee or director by reason of death, incapacity of retirement, the option shall terminate fifteen months after the optionee ceases to be an employee. If an optionee ceases to be an employee because of resignation with the consent of the Compensation Committee, the option will terminate three months after the optionee ceases to be an employee. If an optionee ceases to be an employee or director for any other reason, the option will expire thirty days after the optionee ceases to be an employee.

        The option price per share is determined by the Compensation Committee, except for incentive stock options which cannot be less than 100% of the fair market value of the Common Stock on the date such option is granted or less than 110% of such fair market value if the optionee is a 10% shareholder. Payment of the exercise price may be made in cash, or unless otherwise provided by the Compensation Committee in shares of Common Stock delivered to the Company by the optionee or by the withholding of shares issuable upon exercise of the option or in a combination thereof. Options cannot be exercised until six months after the date that the option is granted or such later time determined by the Compensation Committee. Each option shall be exercised in full or in part. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the employee or director only by him or her. No options may be granted under the Incentive Plan after March 27, 2007. However, any options outstanding on March 27, 2007 will remain in effect in accordance with their terms.

        The Incentive Plan also provides for the granting of stock appreciation rights ("SAR"), which entitle the holder to receive upon exercise an amount in cash and/or stock which is equal to the appreciation in the fair market value of the Common Stock between the date of the grant and the date of exercise. The number of shares of Common Stock to which a SAR relates, the period in which it can be exercised, and other terms and conditions shall be determined by the Compensation Committee, provided however, that such expiration date shall not be later than ten years from the date of the grant. SARS are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the grant only by the grantee. The SARS are subject to the same rules regarding expiration upon a grantee's cessation of employment or directorship, as pertains to options, discussed above.

        The Compensation Committee may also award shares of Common Stock ("stock awards") in payment of certain incentive compensation, subject to such conditions and restrictions as the Committee may determine. All shares of Common Stock subject to a stock award will be valued at not less than 100% of the fair market value of such shares on the date the stock award is granted. The number of shares of Common Stock which may be granted as a stock award in any calendar year may not exceed 80,000.

        The Incentive Plan will be administered by the Compensation Committee, which has the authority to prescribe, amend and rescind rules and regulations relating to the Plan, to accelerate the exercise date of any option, to interpret the Plan and to make all necessary determinations in administering the Plan.

        The Incentive Plan will remain in effect until such time as it is terminated by the Board of Directors. The Incentive Plan may be amended by the Board of Directors upon the recommendation of the Compensation Committee, except that, without stockholder approval, the Plan may not be amended to: increase the number of shares subject to issuance under the Plan; change the class of persons eligible to participate under the Plan; withdraw the administration of the Plan from the Compensation Committee; or, to permit any option to be exercised more than ten years after the date it was granted.


        As of the date of this Prospectus, the Compensation Committee has not been formed and, accordingly, no stock incentives have been granted under the Incentive Plan.

EMPLOYMENT AGREEMENTS

        The Company has entered into separate five-year employment agreements with W. Miller and J. Miller, effective January 1, 1997, pursuant to which W. Miller is serving as Chief Executive Officer of the Company and J. Miller served as its Executive Vice President. In January 1998, the Company elected J. Miller President of the Company. In October 1998, the Company and J. Miller entered into an amended agreement. The employment agreements. as amended, provide for an annual base salary of $125,000 for W. Miller and $105,000 for J. Miller, subject to annual review for increase by the Company. The employment agreements also provide for the eligibility of these executives to receive annual cash bonuses under the Company's Incentive Compensation Plan discussed above. Each of these executives is provided with automobiles, at the Company's expense, for their exclusive use, the make and model of which is to be mutually agreed upon by the executive and the Company, from time to time. These automobiles are used almost exclusively for business purposes. Each of these executives is also to be reimbursed for certain personal expenses up to $6,500, which amount shall be subject to increase to pay for any personal income tax liability should such reimbursements be deemed taxable to the executive. (No such personal expenses were incurred in 1997.) Each of these executives is also entitled to participate in any employee benefit plan which the Company may create in the future. The Company has also agreed to maintain in force, at its expense, during the term of the employment agreements, life insurance for the benefit of each of the executives in an amount equal to twice the base salary of W. Miller and five times the base salary of J. Miller. (As of September 30, 1998, the Company has not been requested by W. Miller and/or J. Miller to take out such insurance.) Pursuant to the employment agreements, each of these executives has agreed not to compete with the Company during employment and for a period of one year following termination of employment and has further agreed to maintain as confidential, the Company's proprietary information.


        Each of the employment agreements provide for severance compensation to be paid in all instances other than the executive's termination for cause. In the event that the executive becomes disabled or dies, the Company, in the case of W. Miller, is required to pay an amount equal to the product of (x) and (y) where (x) is the sum of the executive's salary and bonus paid in the prior year multiplied by 2.99 and (y) the percentage of the employment agreement's five year term remaining from the date of death of disability; provided, however, that such severance compensation will not be less than the officer's salary and bonus paid in the year prior to the year in which the officer dies or becomes disabled. The foregoing benefit is provided in the employment agreement of J. Miller, but only in the event of disability. Each executive is also entitled to be paid severance compensation in an amount equal to the sum of the executive's salary and bonus paid in the prior year multiplied by 2.99 in the event that the executive elects to terminate the employment agreement upon the Company's material breach of the employment agreement or upon the Company's reduction of the executive's responsibilities, duties, functions or dignity of position resulting from a change of control, or otherwise. Assuming that severance payments were due to each of the executive officers as of the date of the Prospectus under the immediately preceding sentence, the amount of the severance payment to each of W. Miller and J. Miller would be $299,000 and $194,350, respectively. Each executive is further entitled to be paid severance compensation in the amount equal to the sum of the executive's salary and bonus paid in the last year of the executive's employment agreement in the event that the executive is not rehired upon terms acceptable to him or her or, in the case of W. Miller, a successor chief executive officer is hired with W. Miller's consent to replace W. Miller prior to the expiration of the term of his employment agreement. Additionally, any executive entitled to severance compensation, above, will also be entitled to participate in any Company-sponsored employee health benefit plan at the Company's expense, for a maximum of eighteen months from the date of termination. See "Risk Factors."


         Each of W. Miller and J. Miller was granted under their respective employment agreements an option to purchase 100,000 shares of the Company's Common Stock, which option vests 25% on each of the first four anniversary dates commencing January 1, 1998, regardless of whether the executive is employed on such dates by the Company. The vested options will be immediately exercisable and will expire on January 1, 2007. The exercise price of the options shall be $5.00 per share, subject to downward adjustments in the exercise price if the Company meets certain performance goals. J. Miller also received options to purchase an additional 100,000 shares at a purchase price of $2.50 per share in October 1998. These options have a term of ten years and are immediately exercisable.

        W. Miller is permitted under his agreement to devote such time to managing the affairs of the various other Duncan Hill entities as he deems appropriate, and to retain any compensation that he receives from those entities for providing those services. See "Risk Factors."

        The Company also provides W. Miller and J. Miller and all other employees with health insurance on a non-discriminatory basis. The Company intends to provide its executive officers and employees with certain fringe benefits and may, in the future, offer additional stock or cash incentive bonus plans, and other employer benefits on such amounts and upon such conditions as the Company's Board of Directors may, in its sole discretion, determine.

POTENTIAL CONFLICTS OF INTEREST


        W. Miller is a co-founder, Chairman of the Board of Directors and Chief Executive Officer of Havana, Duncan Hill and the Company. W. Miller's employment agreement with the Company provides that he shall be permitted to devote such time to managing Duncan Hill and Havana as he deems appropriate. Accordingly, W. Miller will not be devoting his full-time attention to managing the operations of the Company. Thus, conflicts of interest could potentially develop (i) to the extent that W. Miller is not able to devote his full-time and attention to a matter that would otherwise require the full-time and attention of a business chief executive officer, (ii) involving competition for business opportunities,
(iii) involving transactions between the Company and its affiliated companies; and (iv) due to the relationship between W. Miller and J. Miller as husband and wife and as directors and officers of the Company. The Company has not adopted any procedure for dealing with such conflicts of interest, except that the Company's Board of Directors has adopted a policy that all new transactions between the Company and Duncan Hill, Havana or any other affiliated company must be approved by at least a majority of the Company's disinterested directors, if any. Currently, the Company has no disinterested directors and Duncan Hill and
W. Miller control the election of the directors. See "Risk Factors."


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        The Company's Certificate of Incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the General Corporation Law of the State of Delaware. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director or not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws. The provision, however, does not affect the availability of seeking equitable relief against a director of the Company. In addition, the Company's Bylaws provide that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "Risk Factors."

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth as of October 15, 1998, certain information with respect to the beneficial ownership of Common Stock and Series A Preferred Stock by each person or entity known by the Company to be the beneficial owner of 5% or more of such shares, each officer and director of the Company, and all officers and directors of the Company as a group.

                                                                  Shares of                         Shares of Series A
                                                                 Common Stock                         Preferred Stock
                                                       ------------------------------        ---------------------------------
NAME AND ADDRESS OF                                           Beneficially Owned                    Beneficially Owned
BENEFICIAL OWNER(1)(7)                                 NUMBER              PERCENT(2)         NUMBER                PERCENT(3)
----------------------                                 ------              ----------         ------                ----------
Duncan Hill Co., Ltd.                              2,251,075(4)               64.1%        5,000,000(4)                100%

William L. Miller and Jeanne E. Miller(4)          2,401,075(5)               65.6         5,000,000(6)                100

William Evans (8)
                                                      20,000                    .6               -0-                   -0-
Clark D. Swisher (9)                                   7,500                    .2               -0-                   -0-

Alfred M. Schmidt (9)                                  7,500                    .2               -0-                    .2

All Officers and Directors
as a Group ( 5 Persons)                            2,416,075(7)               65.7%        5,000,000(6)                100%

---------------

(1) Beneficial ownership as reported in the table above has been determined in accordance with Rule 13d-3 of the Securities Exchange Act. Accordingly, except as noted, all of the Company's securities over which the officers and directors and nominees named, or as a group, directly or indirectly have, or share voting or investment power, have been deemed beneficially owned.

(2) Calculated based upon 3,512,856 shares of Common Stock outstanding without giving effect to the possible exercise of outstanding Class A Warrants.

(3) Calculated based upon 5,000,000 shares of Series A Preferred Stock outstanding. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A Preferred Stock has no conversion rights or rights to participate in dividend payments.

(4) The Millers will be deemed to beneficially own all of Duncan Hill's shares for purposes of Rule 13d-3 of the Exchange Act based upon his controlling ownership of its common stock. The Millers together control approximately 68% of Duncan Hill.

(5) Includes the Miller's deemed beneficial ownership of 2,251,075 shares of Common Stock and options to purchase 50,000 shares.

(6) Represents the Miller's deemed beneficial ownership of 5,000,000 shares of Series A Preferred Stock, the record holder of which is Duncan Hill.

(7) All addresses are c/o Kids Stuff, Inc., 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718.

(8) Mr. Evan has options to purchase 80,000 shares which vest in four equal annual installments beginning in 1999. The table includes only options vesting in 1999.

(9) Messrs. Swisher and Schmidt have options to purchase 30,000 shares each, which options vest in four equal annual installments beginning in 1999. The table includes only options vesting in 1999.


                              CERTAIN TRANSACTIONS

RULE 504 SHARES

          In connection with its initial capitalization, the Company sold, commencing October 1996, an aggregate of 1,300,000 shares of Common Stock to eight private investors at a purchase price of $.125 per share. Seven of these investors were customers of the Representative, the Managing Underwriter of the Company's initial public offering and this offering. There were no other affiliations or relationships between the seven private investors and either the Company or the Representative. The eighth investor, who was not a customer of the Representative and has never had any relationship or affiliation with the Representative, had once been engaged to provide financial consulting services to Duncan Hill. This investor has no other relationships or affiliations with the Company.

         In June 1997, the Company repurchased an aggregate of 857,144 shares of Common Stock from five of the customers of the Representative at a repurchase price of $.125 per share. This repurchase was required by the National Association of Securities Dealers (the "NASD") as a condition to approving the compensation to be received by the Representative in connection with the Company's initial public offering. The Company's repurchase payment was evidenced by five promissory notes issued by it in the aggregate amount of $107,143, which notes have been paid. The notes bore interest at the rate of 8% per annum commencing the date that each investor initially subscribed for his Rule 504 Shares.

         The remaining 442,856 shares which were not required to be repurchased are still outstanding. Such 442,856 shares were issued under Rule 504 of Securities Act (the "504 Shares") and are freely tradeable except for 100,000 of the Rule 504 Shares which are subject to a "lock-up" agreement with the Representative until June 26, 1999. Any actual future sales of the Rule 504 Shares (or the potential thereof) may have an adverse effect on the market price of the Company's securities.

BRIDGE LOAN

         In October 1996, the Company borrowed an aggregate of $200,000 (the "Bridge Loan") from three private investors, two of whom were customers of the Representative, and the third of whom was introduced by the Representative to the Company. These three private investors are Clinthill Investments, Ltd., Kurt Campbell and M&M Specialties, Inc. The Bridge Loan, which has been paid, bore interest at the rate of 8% per annum.

         As originally structured, $75,000 of the face amount of the Bridge Loan was convertible into 1,500,000 Warrants upon the effective date of the public offering.

Subsequently, the Bridge Loan was restructured, at the request of the Representative so that the Bridge Lenders would be paid the entire $200,000 face amount of the Bridge Loan, in cash, plus accrued interest at 8% per annum, at the closing of the Company's initial public offering in July 1997, and would waive the right to convert $75,000 of the face amount of the loan into 1,500,000 Warrants.


ACQUISITION OF THE NATURAL BABY CATALOG

         In May, 1996, Baby Co. contracted to sell its catalog business, The Natural Baby Catalog, to Duncan Hill on behalf of the Company, at which time Duncan Hill paid Baby Co. $25,000 towards the purchase price. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" regarding a description of the terms and conditions of the Company's acquisition of The Natural Baby Catalog from Baby Co. In connection with this transaction, the Company did not engage an independent appraiser to evaluate whether or not the Company has agreed to pay a purchase price in excess of The Natural Baby Catalog's fair value. In addition, because the Company did not complete the acquisition on or before January 3, 1997, as initially agreed to, the Company agreed to pay an additional $350,000 (the "Additional Amount") for the acquisition in order to obtain an extension until no later than April 30, 1997 to complete the acquisition. $250,000 of the Additional Amount was reflected in the $250,000 Convertible Note described in "Management's Discussion and Analysis and Results of Operations" and $100,000 of the Additional Amount is reflected in the cash payments made in July 1997 described in "Management's Discussion and Analysis and Results of Operations." Baby Co.'s demands for the increase in the purchase price was predicated upon the strong growth of The Natural Baby Catalog's business since Baby Co. initially agreed to sell its catalog business in May, 1996.

GENERAL

         Reference is made to "Business" and "Management's Discussion and Analysis and Results of Operations" for a description of various related party transactions involving the Company, Havana and Duncan Hill.

         It is the policy of the Company that future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties.

                            DESCRIPTION OF SECURITIES


UNITS

         Each Unit consists of one share of Series 1 Preferred Stock and two Preferred Warrants.

PREFERRED STOCK

         The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock other than the Series A Preferred Stock and Series 1 Preferred Stock discussed below.

SERIES A PREFERRED STOCK

         As of the date of this Prospectus, the Company has issued and outstanding 5,000,000 shares of Series A Preferred Stock, $.001 par value, all of which are owned by Duncan Hill. The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The Series A Preferred Stock and the Common Stock held by Duncan Hill will enable it and the Millers to maintain control of the Company subsequent to the completion of this Offering. The Series A Preferred Stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A Preferred Stock has a liquidation preference of $.001 per share. See "Risk Factors."

SERIES 1 PREFERRED STOCK

         The Board of Directors intends to file before the date of this Prospectus, a Certificate of Designation designating 1,500,000 shares of Preferred Stock as "Series 1 Preferred Stock" (the "Series 1 Preferred Stock" or "Preferred Shares") with the following rights, preferences and privileges:

         Dividends. Each Preferred Share is entitled to cumulative annual dividends of $.45 payable on April 30 of each year commencing April 30, 1999 with a record date to be fixed annually by the Board of Directors. The first dividend payment shall be pro rated for the period from the date of issuance until December 31, 1998. Unpaid dividends will accumulate and be payable before payment of dividends on the Common Stock. The Company may, at its option, pay dividends in shares of Common Stock, in lieu of cash. Shares used for such purpose will be valued at the average closing sales price of the Common Stock on the OTC Electronic Bulletin Board, NASDAQ or an Exchange during the ten trading days ending on the tenth day before the dividend payment date.

         Conversion. Commencing 18 months from the date of this Prospectus, each share of Series 1 Preferred Stock is convertible into ________ shares of Common Stock. In lieu of the issuance of fractional shares, all amounts will be rounded-up to the nearest whole number.

         Redemption. Commencing 18 months from the date of this Prospectus, the Preferred Shares are redeemable at the option of the Company, on not less than 30 days' prior written notice to registered holders at the redemption price of $7.20 per share plus accumulated dividends.

         Voting Rights. Preferred Shares are entitled to one vote per share voting together with the Common Stock as one class, except as otherwise provided by the Delaware Corporation Law.

         Preference on Liquidation. The Series 1 Preferred Stock will be entitled to a preference on liquidation equal to $___ per share plus accumulated unpaid dividends.

         No Sinking Fund. The Company is not required to provide for the retirement or redemption of the Series 1 Preferred Stock through the operation of a sinking fund.

         The foregoing is a summary of the material terms of a Preferred Stock Agency Agreement between the Company and American Stock Transfer & Trust Company.

PREFERRED WARRANTS

         Commencing ______, 2000 and expiring _______, 2001, (the "Expiration Date") each Preferred Warrant entitles the registered holder to purchase one share of Series 1 Preferred Stock at an exercise price of $6.00 per share. Preferred Warrants may be exercised by surrendering to the warrant agent the Preferred Warrants and the payment of the exercise price in United States funds by cash or certified or bank check. No fractional shares of Series 1 Preferred Stock will be issued in connection with the exercise of Preferred Warrants. Upon exercise, the Company will pay to the holder the value of any such fractional shares based upon the market value of the Series 1 Preferred Stock at such time. The Company is required to keep available a sufficient number of authorized shares of Series 1 Preferred Stock for issuance to permit exercise of the Preferred Warrants.

         In the event that the Company notifies the holders of Series 1 Preferred Stock of its intention to redeem the Series 1 Preferred Stock, it shall after giving the holders of the Preferred Warrants at least 30 days prior written notice, contemporaneously redeem the Preferred Warrants at $1.20 per Warrant, subject to the holders right to exercise the Preferred Warrants and convert the underlying Series 1 Preferred Stock during such notice period. See "Risk Factors."

          In the event a holder of Preferred Warrants fails to exercise the Preferred Warrants prior to the Expiration Date, the Preferred Warrants will expire and the holder thereof will have no further rights with respect to the Preferred Warrants. A holder of Preferred Warrants will not have any rights, privileges or liabilities as a stockholder of the Company. In the event of the liquidation, dissolution or winding up of the Company, holders of the Preferred Warrants are not entitled to participate in the distribution of the Company's assets.

         The exercise price of the Preferred Warrants and the number of shares issuable upon exercise of the Preferred Warrants will be subject to adjustment to protect against dilution in the event of Preferred Stock dividends, Preferred Stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Company's Series 1 Preferred Stock will exceed the exercise price of the Preferred Warrants at any time during the exercise period.

         Purchasers of the Preferred Warrants will have the right to exercise the Preferred Warrants to purchase shares of Series 1 Preferred Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the jurisdictions in which the various holders of the Preferred Warrants reside. The Company has undertaken to maintain the effectiveness of the Registration Statement of which this Prospectus is a part or to file and maintain the effectiveness of another registration statement so as to permit the purchase of the Series 1 Preferred Stock underlying the Preferred Warrants, but there can be no assurance that the Company will be able to do so. The Preferred Warrants may be deprived of any value if this Prospectus or another prospectus covering the shares issuable upon the exercise thereof is not kept effective or if such Series 1 Preferred Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Preferred Warrants reside.

         For the life of the Preferred Warrants, a holder thereof is given the opportunity to profit from a rise in the market price of the Series 1 Preferred Stock that may result in a dilution of the interest of other stockholders. In addition, the Company may find it more difficult to raise capital if it should be needed for the business of the Company while the Preferred Warrants are outstanding. At any time when the holders of Preferred Warrants might be expected to exercise them, the Company would, in all likelihood, be able to obtain additional capital on terms more favorable than those provided in the Preferred Warrants.

         Commencing on or after _______, 2000, persons who desire to exercise their Preferred Warrants must complete the subscription form on the reverse side of their warrant certificate(s) and forward same together with the exercise price to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005. Series 1 Preferred Stock certificates will be issued as soon as practicable after the funds have cleared but no later than the fifth business day after exercise of their Warrants.

         The foregoing is a summary of certain provisions of the Preferred Warrant Agreement under which each Preferred Warrant will be issued. The Preferred Warrant Agreement dated _________, 1998 between American Stock Transfer & Trust Company and the Company has been filed as an Exhibit to the Registration Statement of which the Prospectus is a part.

COMMON STOCK

         The Company has 25,000,000 shares of authorized Common Stock. As of the date of this Prospectus, 3,512,856 shares of Common Stock were issued and outstanding.

         Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

CLASS A WARRANTS

         Commencing June 26, 1998 and expiring June 26, 2002, (the "Expiration Date") each Warrant entitles the registered holder to purchase one share of Common Stock at an exercise price of $5.00 per share. Class A Warrants may be exercised by surrendering to the warrant agent the Class A Warrants and the payment of the exercise price in United States funds by cash or certified or bank check. No fractional shares of Common Stock will be issued in connection with the exercise of Class A Warrants. Upon exercise, the Company will pay to the holder the value of any such fractional shares based upon the market value of the Common Stock at such time. The Company is required to keep available a sufficient number of authorized shares of Common Stock for issuance to permit exercise of the Class A Warrants.


         The Company may redeem the Class A Warrants at a price of $.05 per Warrant at any time after they become exercisable and prior to the Expiration Date by giving not less than 30 days' written notice mailed to the record holders if the closing bid price of the Common Stock has been at least $14.40 on each of the 20 consecutive trading days ending on the 5th day prior to the date on which the notice of redemption is given.

          In the event a holder of Class A Warrants fails to exercise the Class A Warrants prior to the Expiration Date, the Class A Warrants will expire and the holder thereof will have no further rights with respect to the Class A Warrants. A holder of Class A Warrants will not have any rights, privileges or liabilities as a stockholder of the Company. In the event of the liquidation, dissolution or winding up of the Company, holders of the Class A Warrants are not entitled to participate in the distribution of the Company's assets.

         The exercise price of the Class A Warrants and the number of shares issuable upon exercise of the Class A Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. No assurance can be given that the market price of the Company's Common Stock will exceed the exercise price of the Class A Warrants at any time during the exercise period.

         The Company has agreed with the Representative that, commencing June 26, 1998, the Company will pay to the Representative a warrant solicitation fee (the "Warrant solicitation Fee") equal to four percent (4%) of the exercise price of the Warrants exercised, a portion of which may be re-allowed to any dealer who solicited the exercise to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission. Such Warrant Solicitation Fee will be paid to the Representative if (a) the market price of the Common Stock on the date that any Warrants are exercised is greater than the exercise price of the Warrant; (b) the exercise of such Warrant was solicited by the Representative or other NASD members; (c) prior specific written approval for exercise is received from the customer if the Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon exercise of such Warrant;
(e) solicitation of the exercise is not in violation of Regulation M of the Exchange Act; and (f) solicitation of the exercise is in compliance with NASD Notice to Members 81-38. Unless granted an exemption by the Securities and Exchange Commission from Regulation, the Representative and any solicitation broker-dealers are prohibited from engaging in any market-making activities with regard to the issuer's securities for the period from one or five business days prior to any solicitation of the exercise of Warrants until the later of termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative and soliciting broker-dealers may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

         Purchasers of the Class A Warrants will have the right to exercise the Class A Warrants to purchase shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the jurisdictions in which the various holders of the Class A Warrants reside. The Company has undertaken to maintain the effectiveness of the Registration Statement of which this Prospectus is a part or to file and maintain the effectiveness of another registration statement so as to permit the purchase of the Common Stock underlying the Class A Warrants, but there can be no assurance that the Company will be able to do so. The Class A Warrants may be deprived of any value if this Prospectus or another prospectus covering the shares issuable upon the exercise thereof is not kept effective or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Class A Warrants reside.

         For the life of the Class A Warrants, a holder thereof is given the opportunity to profit from a rise in the market price of the Common Stock that may result in a dilution of the interest of other stockholders. In addition, the Company may find it more difficult to raise capital if it should be needed for the business of the Company while the Class A Warrants are outstanding. At any time when the holders of Class A Warrants might be expected to exercise them, the Company would, in all likelihood, be able to obtain additional capital on terms more favorable than those provided in the Class A Warrants.

         Persons who desire to exercise their Class A Warrants must complete the subscription form on the reverse side of their warrant certificate(s) and forward same together with the exercise price to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005. Common Stock certificates will be issued as soon as practicable after the funds have cleared but no later than the fifth business day after exercise of their Warrants.

         The foregoing is a summary of certain provisions of a Warrant Agreement under which each Warrant will be issued. The Warrant Agreement dated June 26, 1997 between American Stock Transfer & Trust Company and the Company has been filed as an Exhibit to the Registration Statement of which the Prospectus is a part.


UNDERWRITERS' PURCHASE OPTION

          In connection with the Company's initial public offering, the Company sold to the Underwriters, for an aggregate purchase price of $25, the Underwriters' Purchase Option which entitles the holders to purchase 60,000 shares of Common Stock at an exercise price of $9.90 per share. The Underwriters' Purchase Option is exercisable for four years commencing June 26, 1998 and expiring June 26, 2002. Any profits realized by the Underwriters upon the sale of the Units issuable upon exercise of the Underwriters' Purchase Option may be deemed to be additional underwriting compensation. The exercise price and the number of shares underlying the Underwriters' Purchase Option are subject to adjustment in certain events to prevent dilution. For the life of the Underwriters' Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriters' Purchase Option is outstanding. At any time when the holders of the Underwriters' Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms. The Registration Statement of which this Prospectus is a part includes the registration of the 60,000 shares of Common Stock underlying the Underwriters' Purchase Option. However, this Prospectus does not include the exercise of the Underwriters' Purchase Option or the resale of the underlying shares since there is no present intent to exercise the Underwriters' Purchase Option or to resell the underlying Shares. The Company will file a post-effective amendment to include the exercise of the Underwriters' Purchase Option and the resale of the Underlying Shares at such time as there is a present intention to exercise the Underwriters' Purchase Option.

Transfer Agent and Registrar


         The transfer agent, registrar and Warrant Agent for the Company's Common Stock, Class A Warrants, Series 1 Preferred Stock and Preferred Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005.

           UNREGISTERED SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALE

         In connection with obtaining equity bridge financing, the Company has outstanding 442,856 shares of Common Stock under Rule 504 (the "Rule 504 Shares") of the Securities Act. Of the 442,856 shares, 100,000 of the Rule 504 Shares are subject to "lock-up" by the Representative and cannot be sold or transferred until June 26, 1999, unless otherwise permitted by the Representative, at which time these shares will be freely tradeable without any necessity for their registration under the Securities Act. The balance of the Rule 504 Shares, i.e., 342,856 shares, are not subject to the Representative's "lock-up" and are freely tradeable without any necessity for their registration under the Securities Act. The sale of the Rule 504 Shares by each of the holders thereof may be effected in one or more transactions that may take place over-the-counter, including ordinary broker's transactions, previously negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Rule 504 Stockholders in connection with sales of such securities. The holders of the Rule 504 Shares have paid significantly less for their shares of Common Stock ($.125 per share) than the June 1997 initial public offering price of each of the two shares of Common Stock and eight Class A Warrants comprising a $12 Unit and may elect to sell their Rule 504 Stock at prices below the market value of the Common Stock on the date of sale. Such sales (or the potential therefor) may have an adverse effect on the market price of the Company's securities.

         In addition, Duncan Hill, holds 2,251,075 shares of the Company's Common Stock and 5,000,000 shares of the Company's Series A Preferred Stock (collectively the "Restricted Securities"). These securities held by Duncan Hill are "restricted securities" as that term is defined by Rule 144 of the Securities Act. Such securities may only be sold in compliance with the provision of Rule 144 unless otherwise registered by the Company. Furthermore, Duncan Hill has agreed with the Representative not to sell or transfer the Restricted Securities until June 26, 1999 unless earlier permitted by the Representative. While there are no agreements, arrangements or understandings with Duncan Hill with respect to the early release of the lock-up, previously the Representative has released the lock-up for Duncan Hill for a total of 148,925 shares, which have been sold. In making its decision to release the lock-up, the Representative evaluates the totality of the facts and circumstances that exist at the time the decision is made, including, without limitation, market demand for the securities and trading volume. The possible or actual future sales of the Restricted Securities under Rule 144 may have an adverse effect on the market price of the Company's Common Stock should a public trading market develop for such shares.


         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be "affiliates" of the Company as that term is defined under the 1933 Act, is entitled to sell within any three-month period a number of shares beneficially owned for at least one year that does not exceed the greater of (i) one percent of the then-outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. However, a person who is not an affiliate and has beneficially owned such shares for at least two years is entitled to sell such shares without regard to the volume, manner of sale or notice requirements. No predictions can be made as to the effect, if any, that future sales of shares under Rule 144 or the availability of shares for sale will have on the then-prevailing market, if any. Sales of substantial amounts of Common Stock pursuant to Rule 144 or otherwise may adversely affect the then-prevailing market price of the Units, Common Stock and the Class A Warrants, should a public trading market for such securities develop.


                                  UNDERWRITING

         Subject to the terms and conditions contained in the underwriting agreement between the Company and the Underwriters named below, for which Fairchild Financial Group, Inc. is acting as Representative, (the "Underwriting Agreement", a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the number of Units set forth opposite its name.




Underwriters                                        Number of Units
------------                                        ---------------

Fairchild Financial
Group, Inc.

          TOTAL                                           400,000
                                                          =======

         The Underwriters are committed, subject to certain conditions precedent, to purchase all of the Units offered hereby if any such Units are purchased. The Units are being offered by the Underwriter subject to prior sale, when, as and if delivered to, and accepted by, the Underwriters and subject to the approval of certain conditions.

         The Representative has advised the Company that the Underwriters propose to offer the Units to the public at the offering price set forth on the cover page of this Prospectus and that the Underwriters may allow certain dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") concessions of $___ per Unit. After the initial public distribution is completed, the offering price and concessions may be changed by the Representative.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size , which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Units in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Units originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Units to be higher than they would otherwise be in the absence of such transactions. These transactions may be effected on the OTC Electronic Bulletin Board assuming the Company is successful in listing the Units on such system. See "Risk Factors."

         The Company has granted the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 60,000 Units at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriters may exercise this option solely to cover over-allotments in the sale of the Units.

         The Company has agreed to pay the Representative a non-accountable expense allowance of 3% of the gross proceeds of the Units sold in the offering (including the Over-Allotment Option).

         In connection with the Company's Initial Public Offering which was completed in July 1997 with the Representative, the Company entered into an agreement with the Representative to retain it as a financial consultant for a period of three years expiring in June 2000. At the closing of the Offering, the Company has agreed to enter into a one year extension to the financial consulting agreement with the Representative and to compensate the Representative with a fee payable in full in advance at the closing of the Offering in an amount equal to 2% of the gross proceeds of the Offering (including the Over-Allotment Option).

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

         The Company has agreed to sell to the Representative or its designees, at a price of $.001 per warrant, a total of 40,000 warrants (the "Underwriters' Warrants") to purchase 40,000 Units identical to the Units sold in the Offering, except that the exercise price of the Preferred Warrants included in the Units is at $8.40 per share. The Underwriters' Warrants will be exercisable at a price of $___ per Unit (i.e., 140% of the initial public offering price per Unit) for a maximum period of four years commencing one year after the date hereof, and they will not be transferable for one year after the date hereof except to Underwriters, selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriters' Warrants and underlying securities may be deemed to be additional underwriters' compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering) the Underwriters' Warrants and their underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriters' Warrants and their underlying securities.

         The Underwriters have informed the Company that they do not expect sales of the Units to be made to discretionary accounts to exceed 2% of the Units offered hereby.

         For a description of the Representative's right to receive a warrant solicitation fee under certain circumstances in connection with the exercise of the Company's outstanding Class A Warrants, see "Description of Securities - Class A Warrants."

Pricing of the Offering

         The public offering of the Units has been determined by negotiations between the Company and the Representative. Among the factors considered in determining the offering price were the Company's financial condition and prospects, the industry in which the Company is engaged, certain financial and operating information of companies engaged in activities similar to those of the Company and the general market condition of the securities markets. Such price does not necessarily bear any relationship to any established standard or criteria of value based upon assets, earnings, book value or other objective measures.

SEC investigation involving the Representative

         The Company has been advised by the Representative that the Securities and Exchange Commission ("SEC") has issued a formal order directing a private investigation by the staff of the SEC. Such order empowers the SEC staff to investigate whether, from June 1995 to the present, the Representative and certain other persons and/or entities may have engaged in fraudulent acts or practices in connection with the purchase or sale of securities of certain other companies in violation of Sections 10(b) and 15(c)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 17(a) of the Securities Act. These acts or practices include whether the Representative and certain other brokers or dealers effected transactions or induced transactions by making untrue statements of material fact and whether the Representative and certain others have engaged in manipulative, deceptive or other fraudulent devices. The formal order also concerns whether the Representative and certain others who have agreed to participate in a distribution have violated Rule 10b-6 of the Exchange Act by having bid for or purchased securities for accounts in which it had a beneficial interest or which is the subject of such distribution. As of September 30, 1998, the Representative understands that the SEC investigation is ongoing. The Representative cannot predict whether this investigation will result in any type of enforcement action against the Representative. See "Risk Factors."

NASD Complaint Against the Representative


         The Company has also been advised by the Representative that during 1996 and 1997, the staff of the NASD conducted an inquiry into the trading and sales practices of securities of another company (the "issuer") in and around April 1995. In connection with the inquiry, the NASD staff obtained documents from the Representative and conducted on-the-record interviews of, among others, the Representative's President-Chief Executive Officer, Head Trader and Chief Financial Officer. On February 20, 1998 the NASD Department of Enforcement filed an administrative complaint against the Representative, a principal of the firm and two traders from other broker-dealers. The complaint alleges that the Representative, acting through its then President-Chief Executive Officer-Sole Owner, acquired and distributed certain securities of the issuer as "statutory underwriters" without registration under Section 5 of the Securities Act representing approximately 28% of the available float in the security in purported violation of NASD Rule 2110 and failed to provide customers with an offering prospectus. The complaint further alleges that at the same time the Representative and its then President-Chief Executive Officer-Sole Owner (the "Respondents") (i) entered into a consulting agreement with the issuer to arrange for the sale of certain of its securities at a "designated price" slightly below the market at the time; (ii) sold short to retail customers the issuer's securities at prices substantially above the designated price; (iii) acquired from five short term investors securities of the issuer to cover the Representative's large short inventory position in what had previously been an inactive or thinly traded market for the issuer's securities; (iv) illegally bidded for, purchased, or induced others to purchase the issuer's securities in the secondary market while a distribution was still in progress; and (v) continued to make a market in the corporation's stock all in purported violation of Section 10(b) of the Exchange Act and Rule Moreover, the complaint alleges that the Respondents caused the aforementioned alleged unregistered distribution without filing the necessary documents with the NASD's Corporate Financing Department and failed to disclose to customers alleged unfair excessive and unreasonable compensation received from the distribution in violation of NASD Rules 2110 and 2710. In addition, the complaint alleged that the Respondents fraudulently manipulated the market for the issuer's common stock by arbitrarily increasing the share price and by artificially inflating the reported trade volume through "wash" and "matched" or circular trading so as to create the appearance of an active market in the stock in purported violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and NASD Rules 2110 and 2120. According to the complaint, alleged manipulation resulted in an illicit profit to the Representative of approximately $402,509. The Complaint contains the following prayer for relief:
(1) findings of fact and conclusions of law that Respondents committed the violations charged and alleged; (2) an order imposing sanctions upon the Respondents in accordance with NASD Rule 8310; (3) an order requiring Respondents to disgorge fully any and all ill gotten gains and/or make full and complete restitution, together with interest; (4) an order imposing such costs of any proceeding as are deemed fair and appropriate under the circumstances in accordance with NASD Rule 8330; and (5) an order imposing any other fitting sanction. The Respondents have indicated that they intend vigorously to contest the allegations. A hearing has not yet been scheduled and there have been no findings of fact or violations of law in this case.

                                  LEGAL MATTERS

         The validity of the Securities being offered hereby will be passed upon for the Company by Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021. Lester Morse P.C. has represented the Representative in connection with other matters unrelated to the Offering. Lampert & Ference, 10 East 40th Street, New York, NY 10016, has acted as counsel to the Underwriters in connection with the Offering.

                                     EXPERTS

         The financial statements of Kids Stuff, Inc. as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997, 1996 and 1995 have been audited by Hausser +Taylor LLP, independent auditors, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the New York Regional Office, Seven World Trade Center, New York, NY. The Commission maintains a Web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR).

         The Company has filed with the Commission a registration statement on Form SB-2, File No. 333-61463, which registration statement is also a post-effective amendment to the Company's Registration Statement on Form SB-2, File No. 333-19423 (herein together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified by such reference.

INDEX

Independent Auditors' Report                                               F-2

Balance Sheets - June 30, 1998 (Unaudited) and December 31, 1997
 and 1996.                                                                 F-3

Statements of Operations - Six Months Ended June 30, 1998 and 1997
 (Unaudited) and Years Ended December 31, 1997, 1996 and 1995.             F-5

Statements of Stockholders' Equity - Six Months Ended June 30, 1998
 (Unaudited) and Years Ended December 31, 1997, 1996 and 1995.             F-6

Statements of Cash Flows - Six Months Ended June 30, 1998 and 1997
 (Unaudited) and Years Ended December 31, 1997, 1996 and 1995.             F-7

Notes to Financial Statements                                              F-9

                          Independent Auditors' Report


To the Stockholders and Board of Directors
Kids Stuff, Inc.
Canton, Ohio

         We have audited the accompanying balance sheets of Kids Stuff, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kids Stuff, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

         As discussed in Note A to the financial statements, Kids Stuff, Inc. was incorporated during 1996 and prior to June 30, 1996, had no operations. The results of operations and cash flows prior to June 30, 1996 included in the accompanying financial statements are those of the predecessor company, Perfectly Safe, Inc., and certain assets of Duncan Hill Company, Ltd., the parent company of both Perfectly Safe, Inc. and Kids Stuff, Inc.



                                                           HAUSSER + TAYLOR LLP



Canton, Ohio
February 10, 1998

                                Kids Stuff, Inc.
                                 Balance Sheets


                                                                                      December 31,
                                                                            --------------------------------
                                                      June 30, 1998            1997                  1996
                                                      -------------         ----------            ----------
ASSETS                                                 (Unaudited)
CURRENT ASSETS
     Cash                                               $  171,431           $  101,894           $  248,648
     Accounts receivable                                   459,248              335,013              165,779
     Inventories                                         1,268,254            1,389,012              496,395
     Deferred catalog expense                              462,131              259,592              277,469
     Due from affiliates                                    48,601              580,965                 --
     Prepaid expenses                                       65,201               21,798              169,789
                                                        ----------           ----------           ----------
        Total Current Assets                             2,474,866            2,688,274            1,358,080

PROPERTY & EQUIPMENT
     Data processing equipment                             231,317              207,378               95,894
     Leasehold Improvements                                 20,013               19,909                 --
     Vehicles                                                9,089                9,089                 --
     Machinery and equipment                               101,755               93,366               83,360
     Furniture and fixtures                                147,018              129,314               98,448
                                                        ----------           ----------           ----------
                                                           509,192              459,056              277,702
     Less accumulated depreciation                         219,353              193,634              164,093
                                                        ----------           ----------           ----------
                                                           289,839              265,422              113,609
OTHER ASSETS, net of accumulated amortization
     Goodwill                                            1,092,366            1,119,425                 --
     Customer List                                         438,869              474,940                 --
                                                        ----------           ----------           ----------
                                                         1,531,235            1,594,365                 --
                                                        ----------           ----------           ----------

                                                        $4,295,940           $4,548,061           $1,471,689
                                                        ==========           ==========           ==========

   The accompanying notes are an integral part of these financial statements.

                                Kids Stuff, Inc.
                                 Balance Sheets



                                                                                                           December 31,
                                                                                               ------------------------------------
                                                                    June 30, 1998                 1997                    1996
                                                                    -------------              -----------            -------------
                                                                     (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Current portion long-term debt - related parties                 $      --                $   100,000              $   266,858
     Accounts payable                                                   1,611,227                1,617,204                1,102,311
     Line of credit                                                       732,000                  671,000                  650,000
     Due to affiliates                                                       --                       --                    137,070
     Customer advances and other                                            8,491                  137,193                    5,630
                                                                      -----------              -----------              -----------
        Total Current Liabilities                                       2,351,718                2,525,397                2,161,869

LONG-TERM DEBT-RELATED PARTIES,NET OF
    CURRENT PORTION                                                          --                    200,000                  300,000

STOCKHOLDERS' EQUITY
     Preferred stock - $.001 par value, 10,000,000 shares                   5,000                    5,000                     --
        authorized, 5,000,000 issued and outstanding,
        voting, without dividend
     Common stock - $.001 par value, 25,000,0000
        shares authorized, 3,512,856, 3,512,856 and
        3,700,000 issued and outstanding in 1998,
        1997 and 1996, respectively                                         3,513                    3,513                    3,700
     Additional paid - in capital                                       3,216,734                3,216,734                  458,800
     Retained earnings (deficit)                                       (1,281,025)              (1,402,583)              (1,452,680)
                                                                      -----------              -----------              -----------
        Total Stockholders' Equity                                      1,944,222                1,822,664                 (990,180)
                                                                      -----------              -----------              -----------

                                                                      $ 4,295,940              $ 4,548,061              $ 1,471,689
                                                                      ===========              ===========              ===========

   The accompanying notes are an integral part of these financial statements.

                                Kids Stuff, Inc.
                            Statements of Operations



                                                      (Unaudited)
                                                Six Months Ended June 30,                 Years Ended December 31,
                                              ----------------------------      ----------------------------------------------
                                                  1998             1997            1997             1996              1995
                                              ------------     -----------      -----------      -----------      ------------
Sales                                         $  6,613,621     $  3,509,881     $ 11,016,601     $  6,638,995     $  5,724,337

Cost of Sales                                    3,949,126        2,018,172        6,812,422        4,204,321        3,540,487
                                              ------------     ------------     ------------     ------------     ------------

Gross Profit                                     2,664,495        1,491,709        4,204,179        2,434,674        2,183,850

Selling Expenses                                 1,760,802        1,204,165        2,966,929        2,193,219        1,998,502

General and Administrative
      Expenses                                     757,585          382,520        1,077,041          712,515          684,615
                                              ------------     ------------     ------------     ------------     ------------

Income (Loss) From Operations                      146,108          (94,976)         160,209         (471,060)        (499,267)

Net Other (Expense)                                (24,551)         (30,803)        (110,112)         (50,580)         (37,725)
                                              ------------     ------------     ------------     ------------     ------------

Net Income (Loss)                             $    121,557     $   (125,779)    $     50,097     $   (521,640)    $   (536,992)
                                              ============     ============     ============     ============     ============

Basic  and Diluted Income (Loss) Per Share    $        .03     $       (.04)    $        .01     $       (.14)    $       (.15)
                                              ============     ============     ============     ============     ============

   The accompanying notes are an integral part of these financial statements.

                                Kids Stuff, Inc.
                       Statements of Stockholders' Equity

                                         Common          Preferred           Paid-In            Retained
                                         Stock             Stock             Capital            Earnings            Total
                                      -----------       ------------       -----------        -----------        -----------
Balance - January 1, 1995             $     2,400        $      --         $   297,600        $   234,503        $   534,503

Prior Period Adjustment                      --                 --                --             (628,551)          (628,551)
                                      -----------        -----------       -----------        -----------        -----------

Balance - January 1, 1995,
   As Restated                        $     2,400        $      --         $   297,600           (394,048)           (94,048)

Net Loss                                     --                 --                --             (536,992)          (536,992)
                                      -----------        -----------       -----------        -----------        -----------

Balance - December 31, 1995                 2,400               --             297,600           (931,040)          (631,040)

Sale of 1,300,000 Common
   Shares To Bridge Lenders                 1,300               --             161,200               --              162,500

Net Loss                                     --                 --                --             (521,640)          (521,640)
                                      -----------        -----------       -----------        -----------        -----------

Balance - December 31, 1996                 3,700               --             458,800         (1,452,680)          (990,180)

Issuance of 5,000,000 Preferred
   Shares to Duncan Hill                     --                5,000              --                 --                5,000

Repurchase of 857,144 Common
   Shares From Bridge Lenders                (857)              --            (106,286)              --             (107,143)

Net Proceeds From the Issuance
   of 600,000 Common Shares in
   Public Offering                            600               --           2,619,290               --            2,619,890

Issuance of 70,000 Unregistered
   Common Shares for Purchase
   Of Natural Baby                             70               --             244,930               --              245,000

Net Income                                   --                 --                --               50,097             50,097
                                      -----------        -----------       -----------        -----------        -----------

Balance - December 31, 1997                 3,513              5,000         3,216,734         (1,402,583)         1,822,664

Net Income (Unaudited)                       --                 --                --              121,557            121,557
                                      -----------        -----------       -----------        -----------        -----------

Balance - June 30, 1998
   (Unaudited)                        $     3,513        $     5,000       $ 3,216,734        $(1,281,025)       $ 1,944,222
                                      ===========        ===========       ===========        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                                Kids Stuff, Inc.
                            Statements of Cash Flows

                                                            Six Months Ended
                                                                 June 30,                        Years Ended December 31,
                                                      -------------------------------  -------------------------------------------
                                                             1998           1997            1997          1996            1995
                                                      ---------------- --------------  -------------- -----------    -------------
                                                                (Unaudited)
Cash Flows From Operating Activities
 Net income (loss)                                       $   121,557    $  (125,779)   $    50,097    $  (521,640)   $  (536,992)
 Adjustments to reconcile net income (loss) to net
   cash (used) provided by operating activities:
     Depreciation and amortization                            88,848          8,841         80,687         17,005         25,991
     Loss on disposal of assets                                 --             --             --           30,450           --
     (Increase) decrease in accounts receivable             (124,234)       (65,343)      (139,937)       (92,146)        21,705
     Decrease (increase) in inventories                      120,758        (64,281)      (417,847)       105,622       (237,747)
     (Increase) decrease in deferred catalog expense        (202,539)        74,196        203,464       (105,944)       (34,072)
     (Increase) in prepaid expenses                          (43,403)      (106,126)       (18,254)          --             --
     (Decrease) increase in accounts payable, customer
       advances and other                                   (134,679)       486,850        350,245        354,020        250,974
                                                         -----------    -----------    -----------    -----------    -----------
Net cash (used) provided by operating activities            (173,692)       208,358        108,455       (212,633)      (510,141)

Cash Flows From Investing Activities
 Investment in property and equipment                        (50,135)       (70,082)      (157,023)       (38,921)       (28,016)
 (Increase) decrease in prepaid amounts for
     acquisition of Natural Baby Catalog business               --          (22,846)       126,007       (126,007)          --

Purchase of Natural Baby Catalog business                       --             --       (1,721,829)          --             --
                                                         -----------    -----------    -----------    -----------    -----------
Net cash (used) by investing activities                      (50,135)       (92,928)    (1,752,845)      (164,928)       (28,016)

Cash Flows From Financing Activities
 Borrowings on line of credit - net                           61,000           --           21,000        220,000        255,000
 Sale of common stock                                           --             --        2,619,890        162,500           --
 Sale of preferred stock                                        --            5,000          5,000           --             --
 Borrowings or long-term debt - related parties                 --             --             --          566,858           --
 Payment on long-term debt - related parties                    --             --         (266,858)          --             --
 Payment on note payable for acquisition of Natural
     Baby Catalog                                               --             --         (100,000)          --             --
 Purchase of common stock                                       --             --         (107,143)          --             --
 (Increase) decrease in prepaid amounts for public
     offering                                                   --         (198,078)        43,782        (43,782)          --
 (Decrease) increase in due to affiliates                       --         (137,070)      (137,070)      (315,086)       281,726
 Decrease (increase) in due from affiliates                  232,364        (33,930)      (580,965)          --             --
                                                         -----------    -----------    -----------    -----------    -----------
Net cash provided (used) by financing activities             293,364       (364,078)     1,497,636        590,490        536,726

Net increase (decrease) in cash                               69,537       (248,648)      (146,754)       212,929         (1,431)

Cash - Beginning                                             101,894        248,648        248,648         35,719         37,150
                                                         -----------    -----------    -----------    -----------    -----------

Cash - Ending                                            $   171,431    $      --      $   101,894    $   248,648    $    35,719
                                                         ===========    ===========    ===========    ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                                Kids Stuff, Inc.
                            Statements of Cash Flows

                                                                  Six Months Ended
                                                                      June 30,                      Years Ended December 31,
                                                              -------------------------     ---------------------------------------
                                                                  1998          1997           1997         1996            1995
                                                              ------------- -----------     ---------     ---------     -----------
Supplemental Disclosure of Cash Flow Information
     Cash Paid during the period for interest                    $ 29,961      $ 35,123      $108,778      $ 50,554      $ 42,729

Supplemental Disclosure of Non-Cash Investing Activity

     Borrowing on note payable for the purchase
        of The Natural Baby Catalog                              $   --        $   --        $100,000      $   --        $   --


     Issuance of 70,000 unregistered common shares
        for the purchase of The Natural Baby Catalog                 --            --         245,000          --            --

     Retirement of long-term debt - related parties through
        the elimination of an inter-company debt owed by
        Duncan Hill                                              $300,000          --            --            --            --

   The accompanying notes are an integral part of these financial statements.

                                KIDS STUFF, INC.

                          NOTES TO FINANCIAL STATEMENTS


    Summary of Significant Accounting Policies and Reorganization

A. Reorganization - Kids Stuff, Inc. ("Kids Stuff" or the "Company") was incorporated during 1996 as a wholly-owned subsidiary of Duncan Hill Company, Ltd. ("Duncan Hill"). Prior to a reorganization occurring June 30, 1996, Kids Stuff had no operations. The operations shown in the accompanying financial statements prior to June 30, 1996 are those of Perfectly Safe, Inc., which was dissolved as part of the reorganization and is sometimes referred to as "Predecessor" in these financial statements.

         Perfectly Safe, Inc. was also a wholly-owned subsidiary of Duncan Hill. Effective June 30, 1996, the assets and liabilities of Perfectly Safe, Inc., reverted to Duncan Hill, and Perfectly Safe, Inc. was dissolved. As part of the reorganization, the Company acquired the assets and liabilities of its Predecessor. The Company also acquired, as part of the reorganization, certain fixed assets formerly belonging to Duncan Hill at a net book value of $122,143 at December 31, 1995. The combination of the Company's acquisition of the assets of its Predecessor and the Company's acquisition of certain assets of Duncan Hill were accounted for at historical cost as a reorganization of companies under common control. The operations of the Predecessor are currently operated as the Perfectly Safe Division and Jeanne's Kids Club Division of the Company.

B. Business Description - The Company is in the mail order business and sells to customers throughout the United States. Perfectly Safe, a division of the Company, primarily sells children's safety products for use up to age 3. Jeanne's Kids Club, a division of the Company, sells hard good products for children primarily up to the age of 3. Natural Baby, a division of the Company, sells clothing and toys for children primarily up to the age of 3. Products are purchased from a variety of vendors.

C. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and other short-term obligations approximate their carrying values because of the short maturities of those financial instruments. The carrying values of the Company's long-term obligations approximate their fair value. In accordance with Statement of Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," rates available at balance sheet dates to the Company are used to estimate the fair value of existing debt.

                                KIDS STUFF, INC.

Summary of Significant Accounting Policies and Reorganization (continued)


E. Trade Receivables - It is the Company's policy to record accounts receivable net of an allowance for doubtful accounts. Management has determined that no allowance is necessary as of December 31, 1997 and 1996. Bad debt expense was $28,336 (unaudited) and $11,336 (unaudited) for the six months ended June 30, 1998 and 1997, respectively, and $37,904, $34,752, and $18,742 for the years ended December 31, 1997,
         1996, and 1995, respectively.

F. Inventories consist of finished goods held for resale and are stated at the lower of cost or market with cost being determined by the first-in, first-out (FIFO) method.

G. Deferred catalog expenses are costs of catalogs mailed to customers which are deferred and amortized over periods ranging from four weeks to six months, the estimated length of time customers utilize catalogs and other mail order mailings from the Company. Catalog expense was $1,416,361 (unaudited) and $957,435 (unaudited) for the six months ended June 30, 1998 and 1997, respectively, and $2,473,778, $1,936,094, and $1,772,770 for the years ended December 31, 1997, 1996, and 1995, respectively.

H. December 31, 1996 prepaid expenses include $43,782 relative to the public offering (see Note 7) and $126,007 relative to the acquisition of The Natural Baby Catalog (see Note 5).

I. Property and equipment are carried at cost and depreciated using the straight-line method over their estimated useful lives ranging from five to ten years. Depreciation expense amounted to $25,718 (unaudited) and $8,841 (unaudited) for the six months ended June 30, 1998 and 1997, respectively, and $29,541, $17,005, and $25,991 for the years ended December 31, 1997, 1996, and 1995, respectively.

         Maintenance, repairs, and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

                                KIDS STUFF, INC.

Summary of Significant Accounting Policies and Reorganization (continued)

J. Intangible Assets - During 1997, the Company purchased the net assets and operations of The Natural Baby Company as discussed in Note 5. Management has determined the fair value of the customer list acquired in that acquisition to be $505,000. The excess purchase price over the fair value of assets acquired amounted to $1,140,512 and was recorded as goodwill. The customer list is being amortized using the straight-line method over seven years. Goodwill is being amortized using the straight-line method over twenty years. For the customer list, accumulated amortization was $66,131 (unaudited) as of June 30, 1998 and $30,060 as of December 31, 1997. For goodwill accumulated amortization was $48,146 (unaudited) as of June 30, 1998 and $21,087 as of December 31, 1997.

K. The Company developed and maintains a mailing list of customers who have purchased merchandise in the recent past. The cost of developing, maintaining, and updating this list is expensed in the period incurred.

L. Per Share Amounts - Net income per share is calculated using the weighted average number of shares outstanding during the year and additional shares assumed to be outstanding to reflect the dilutive effect of common stock equivalents. The only common stock equivalents outstanding were the 2,400,000 Class A Warrants. The number of shares outstanding in computing basic and diluted earnings per share for 1997, 1996, and 1995 are as follows:

                                               (Unaudited)
                                            Six months ended
                                                June 30,                    Years ended December 31,
                                                --------                    ------------------------
                                           1998          1997          1997          1996          1995
                                           ----          ----          ----          ----          ----
      Actual weighted average
         number of common shares
         outstanding                     3,512,856     3,590,647     3,551,432     3,700,000     3,700,000
      Effect of dilutive warrants             --            --         768,000          --            --
                                         ---------     ---------     ---------     ---------     ---------
      Weighted average assuming
         conversion used for diluted
         earnings per share              3,512,856     3,590,647     4,319,432     3,700,000     3,700,000
                                         =========     =========     =========     =========     =========

         For the 1996 and 1995 calculation of shares outstanding, the 3,700,000 shares includes the 857,144 shares that the Company bought back from the private investors in 1997 (see Note 2A).

                                KIDS STUFF, INC.

Summary of Significant Accounting Policies and Reorganization (continued)

M. Reclassification - Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform to the 1997 presentation.

N.       New Authoritative Pronouncements

         In June 1997, SFAS 130, "Reporting Comprehensive Income," was issued. SFAS 130 established new standards for reporting comprehensive income and its components and is effective for fiscal years beginning after December 15, 1997. The Company expects that comprehensive income will not differ materially from net income.

         In June 1997, the Financial Accounting Standards Board issued SFAS 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS 131 changes the standards for reporting financial results by operating segments, related products and services, geographical areas and major customers. The Company must adopt SFAS 131 no later than December 31, 1998. The Company believes that the effect of adoption will not be material.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, (Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets of liabilities on the balance sheet and measurement of those instruments at fair value. If certain conditions are met, a derivative may be designated specifically as (a) a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment (a fair hedge), (b) a hedge of the exposure to variable cash flows of a forecasted transaction (a cash hedge), or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The Company does not anticipate having each of these types of hedges, but will comply with requirements of SFAS 133 when adopted.

         This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company will adopt SFAS 133 beginning January 1, 2000. The effect of adopting SFAS 133 is not expected to be material.

                                KIDS STUFF, INC.

Note 1.  Parent Corporation

         Prior to June 30, 1996, the telemarketing, order fulfillment, data processing, and administrative function of Perfectly Safe, Inc. were provided by Duncan Hill, which also provided those services, as applicable, to its other operating subsidiaries. Duncan Hill allocated the cost of its services, including rent, to its operating subsidiaries on a direct cost basis, as applicable, or on a pro rata basis determined by the percentage of total assets of the various operating subsidiaries, exclusive of the assets of Duncan Hill. Management believes this is a reasonable basis of cost allocation and that these expenses would not have been materially different had the Company been on a stand-alone basis.

         As of June 30, 1996, the Company purchased from Duncan Hill the assets used by Duncan Hill to perform the telemarketing, order fulfillment, data processing, and administrative functions. The Company commenced the performance of these functions as of June 30, 1996, except for the payroll and accounting functions, which Duncan Hill continued to provide through December 31, 1996. Duncan Hill charged the Company for its allocated portion of these expenses on the basis of total assets, which management believes to be a reasonable basis of cost allocation. Management believes that, had the Company been on a stand-alone basis, these expenses would not be materially different.

         Subsequent to December 31, 1996, the Company provides services to Duncan Hill and Duncan Hill's other subsidiary, as requested, on an actual cost basis. Actual costs are those direct costs that can be charged on a per order or per hour basis, plus general and administrative costs allocated on a pro rata basis by dividing the total assets of the operating entity requesting services by the sum of the total assets of all operating entities of Duncan Hill and the operating entity requesting services.

                                KIDS STUFF, INC.

Note 2.  Stockholders' Equity

         A.  Common Stock

         In connection with the reorganization effective June 30, 1996, the Company issued to its parent, Duncan Hill Co., Ltd., 2,400,000 shares of Common Stock at a value of $.125 per share. Commencing October 1996, the Company sold an aggregate of 1,300,000 shares of Common Stock to eight private investors for the aggregate purchase price of $162,500. These 3,700,000 shares of unregistered securities were issued by the Company at its inception. There were no underwriting discounts and commissions paid in connection with the issuance of any said securities.

         In June 1997, the Company repurchased 857,144 of the shares sold to five of the eight private investors at a repurchase price of $.125 per share. The Company's repurchase payment was in the form of promissory notes totaling $107,143. These notes were paid off in July 1997 with the proceeds of the public offering.

         In July 1997, the Company completed an initial public offering (see
         Note 7) in which 600,000 common shares were issued.

         In July 1997, the Company issued 70,000 unregistered restricted shares which represented $245,000 of the $2,066,829 purchase cost of The Natural Baby Catalog (see Note 5).

         B.  Preferred Stock

         The Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series or the designation of such series.

         During January 1997, the Company issued 5,000,000 shares of Series A Preferred Stock, $.001 par value to Duncan Hill as part of the reorganization (See Note A). The holders of the Series A Preferred Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

         The Series A Preferred Stock is not subject to redemption and has no conversion rights or rights to participate in dividend payments. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series A Preferred Stock has a liquidation preference of $.001 per share.

                                KIDS STUFF, INC.

Note 2.  Stockholders' Equity (continued)

         C.  Warrants

         In conjunction with the public offering discussed in Note 7, the Company issued 2,400,000 Class A warrants. Each warrant entitles the holder to purchase one share of common stock at a price of $5.00 for a period of four years commencing one year after the date of the Company's prospectus. The Company may redeem the Warrants at a price of $.05 per Warrant, at any time after they become exercisable, upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock has been at least $14.40 per share for 20 consecutive trading days ending on the fifth day prior to the date on which the notice of redemption is given.

Note 3.  Note Payable - Line of Credit

         Kids Stuff, Inc. has an $800,000 line of credit from United Bank with an open term which is payable on demand, bearing interest payable monthly at the bank's prime lending rate plus 1%, for an effective rate of 9.5% at December 31, 1997, and had a balance of $732,000 at June 30, 1998 (unaudited), and $671,000 at December 31, 1997. The line is secured by assets of the Company, as well as the assets of Duncan Hill and another Duncan subsidiary, Havana Group, Inc., formerly E. A. Carey of Ohio, Inc. The repayment of the facility is guaranteed by Mr. Miller, the Company's Chief Executive Officer. The credit facility extends through June 30, 1998, and a condition of renewal is that the Company maintain a zero balance on the credit line for a period of thirty consecutive days sometime during the course of each year. The weighted average interest rate for the years ended December 31, 1997, 1996, and 1995 was 9.4%, 9.3%, and 9.7%, respectively. Due to the current nature of the liability, the carrying amount of the line approximates fair value.

                                KIDS STUFF, INC.

Note 4. Long-Term Debt - Related Parties

        A.  Long-term debt - related parties consists of the following:

                                                                               June 30,                  December 31,
                                                                            ---------------     -------------------------------
                                                                                 1998               1997             1996
                                                                                 ----               ----             ----
                                                                             (Unaudited)
    Note Payable - Duncan Hill Company (parent company), unsecured and payable in four annual principal payments plus interest at 8.0%, matures June 2000. The initial installment was for $66,858 and the three remaining installments are for $100,000. (Duncan Hill has retired this note as payment against an inter-company debt
       owed to the Company by Duncan Hill.)                                     $ -                $300,000          $366,858

    Note Payable - (bridge lenders) - The entire principal
       plus interest at 8.0%, was paid off during 1997                            -                      -             125,000

    Note Payable - (bridge lenders) - The entire principal
       plus interest at 8.0%, was paid off during 1997.                           -                      -              75,000
                                                                            ---------------     -------------    --------------
                                                                                  -                  300,000           566,858
    Less current portion                                                          -                  100,000           266,858
                                                                                                -------------    --------------
                                                                                 $ -                $200,000          $300,000
                                                                            ===============     =============    ==============

Note 5.  Acquisition of The Natural Baby Catalog

In July 1997, the Company acquired the net assets and operations of The Natural Baby Catalog, a mail order retailer of children's clothing and toys. The purchase was funded with the net proceeds of an initial public offering. The acquisition has been accounted for as a purchase and, accordingly, the operating results of the acquired company have been included in the Company's financial statements since the date of acquisition. The aggregate purchase price is comprised of the following:

                                KIDS STUFF, INC.

Note 5.  Acquisition of The Natural Baby Catalog (continued)

         Cash paid to former owners and to pay off debt of
             The Natural Baby Company                              $ 1,444,831

         Costs of acquisition                                          276,998

         Issuance of 70,000 Kids Stuff unregistered common
             shares to the former owners of The Natural Baby
             Company                                                   245,000

         Note payable                                                  100,000
                                                                     ---------
                 Total purchase price                              $ 2,066,829
                                                                     =========

         The purchase price was allocated to the net assets acquired based on fair values as follows:

         Accounts receivable                                       $    29,297

         Inventory                                                     474,769

         Deferred catalog costs                                        185,587

         Prepaid expenses                                                3,544

         Property and equipment                                         24,331

         Customer list                                                 505,000

         Accounts payable assumed                                     (296,211)
                                                                     ---------
                 Net assets acquired                                   926,317

         Excess of the purchase price over fair market value
             of assets acquired                                      1,140,512
                                                                     ---------
                 Total purchase price                              $ 2,066,829
                                                                   ===========

       The excess of the aggregate purchase price over the fair market value of net assets acquired of $1,140,512 was recorded as goodwill.

                                KIDS STUFF, INC.

Note 5.   Acquisition of The Natural Baby Catalog (continued)

        The following unaudited pro forma results of operations for the years ended December 31, 1997, 1996, and 1995 assume the acquisition occurred as of January 1, 1995:

                                        1997            1996          1995
                                        ----            ----          ----

          Sales                      13,954,877      13,090,210    10,952,806

          Net income                    298,835          37,009     (324,259)

          Earnings per share                .08             .01         (.09)

Note 6.  Income Tax

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes.

         Deferred income taxes reflect the effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes. Deferred tax assets (liabilities) consisted of the following at December 31, 1997 and 1996:

                                                   1997           1996
                                                   ----           ----
         Deferred tax assets:
             Net operating loss carryforward     $ 122,529      $ 174,883
             Inventory obsolescence                 37,796           --
                                                 ---------      ---------
         Total deferred tax assets                 160,325        174,883
         Valuation allowance                       (62,573)       (80,544)
                                                 ---------      ---------
         Net deferred tax asset                     97,752         94,339

         Deferred tax liabilities:
             Deferred catalog expense              (88,261)       (94,339)
             Amortization                           (4,586)          --
             Depreciation                           (4,905)          --
                                                 ---------      ---------
         Total deferred tax liabilities            (97,752)       (94,339)
                                                                ---------
         Net deferred income taxes               $    --        $    --
                                                 =========      =========

                                KIDS STUFF, INC.

Note 6.  Income Tax (continued)

         The Company's ability to recognize deferred tax assets is dependent on generating future regular taxable income. In accordance with the provisions of SFAS 109, management has provided a valuation allowance.

         The Company had net operating loss carryforwards of approximately $360,000 as of December 31, 1997 for tax purposes. The loss carryforwards expire in the year 2011. Tax net operating losses of the Predecessor incurred prior to July 1996 reverted to the parent company in the reorganization.

Note 7.  Public Offering

         In July 1997, the Company completed an initial public offering in which 300,000 units were sold for $2,619,890, net of issuance costs of $980,110. Each unit consisted of two common shares and eight redeemable Class A warrants, and sold for $12 per unit. The common stock and warrants are separately transferable.

         The proceeds of the public offering were used to acquire net assets and operations of The Natural Baby Catalog, to pay on accounts payable, to repay indebtedness to bridge lenders, to repay indebtedness to the Company's parent, Duncan Hill, to consolidate the operations of The Natural Baby Catalog, and for general corporate purposes.

Note 8.  Employment Agreement

         The Company has entered into separate five-year employment agreements with William L. Miller and Jeanne E. Miller, effective January 1, 1997, pursuant to which Mr. Miller is to serve as Chief Executive Officer of the Company and Mrs. Miller is to serve as its Executive Vice President. The employment agreements provide for an annual base salary of $125,000 for Mr. Miller and $90,000 for Mrs. Miller, subject to annual review for increase by the Company. The employment agreements also provide for the eligibility of these executives to receive annual cash bonuses under the Company's Incentive Compensation Plan.

         Each of Mr. Miller and Mrs. Miller were granted under their respective employment agreements an option to purchase 100,000 shares of the Company's Common Stock, which will vest 25% on each of the first four anniversary dates commencing January 1, 1998, regardless of whether the executive is employed on such dates by the Company. The vested options will be immediately exercisable and will expire ten years from the date of the agreement. The exercise price of the options shall be $5.00 per share, subject to downward adjustments in the exercise price if the Company meets certain performance goals.

                                KIDS STUFF, INC.

Note 8.  Employment Agreement (continued)

         The Company accounts for employee stock options under APB 25 and, accordingly, no compensation cost has been recognized. If the Company had elected to recognize compensation cost consistent with the fair-value based method prescribed by SFAS 123, the Company's net income would have been reduced by approximately $330,000 or $.09 per share for the year ended December 31, 1997.


         For purposes of the pro forma disclosures presented above, the Company computed the fair values of options granted using the Black-Scholes option pricing model assuming no dividends, 45% volatility, an expected life of 50% of the ten-year option terms, and a risk-free interest rate of 6.3%.

Note 9.  Incentive Plans

         A. Incentive Compensation Plan

         During 1997, the Company adopted an Incentive Compensation Plan (the "Plan"). The Plan is designed to motivate employee participants to achieve the Company's annual strategic goals. Eligibility for participation in the Plan is limited to the Chief Executive Officer and the Executive Vice President of the Company, and such other employees of the Company as may be designated by the Board of Directors from time to time. For each fiscal year of the Company, the Board will establish a bonus pool not to exceed 10% of the Company's operating income. The amount of such pool with respect to any year shall be determined subsequent to the end of that year upon the determination of the Company's operating income for that year. Each participant in the Plan is eligible to receive from the bonus pool an annual award of up to 50% of the participant's base salary. There were no awards in 1997 or the first six months of 1998.

         B.  Stock Incentive Plan

         During 1997, the Company adopted a Stock Incentive Plan (Incentive
         Plan). Under the Incentive Plan, the Compensation Committee of the Board of Directors may grant stock incentives to key employees and the directors of the Company pursuant to which a total of 400,000 shares of Common Stock may be issued; provided, however, that the maximum amount of Common Stock with respect to which stock incentives may be granted to any person during any calendar year shall be 20,000 shares, except for a grant made to a recipient upon the recipients initial hiring by the Company, in which case the number shall be a maximum of 40,000 shares. These numbers are subject to adjustment in the event of a stock split and similar events. Stock incentive grants may be in the form of options, stock appreciation rights, stock awards or a combination thereof. No stock incentives were granted under the Incentive Plan in 1997 or the first six months of 1998.

                                KIDS STUFF, INC.

Note 10. Prior Period Adjustment

         During 1996, the Company changed its accounting principle utilized regarding internally-generated customer lists and development costs. Prior to the change, the Company capitalized and amortized these costs over their estimated useful life. The Company now expenses these costs as incurred. Additionally, the Company has adjusted its financial statements to eliminate goodwill associated with its 1990 acquisition of the Perfectly Safe Catalog business because the transaction would be deemed to have been between affiliated parties. The January 1, 1995 retained earnings and the related 1995 Statement of Income have been restated for the effect of the following adjustments:


                                                                   1995 Net Income (Loss)
                                                   Retained       ------------------------
                                                   Earnings        Amount        Per Share
                                                   --------       ------------------------
         As previously reported                   $ 234,503       $(163,232)      $(.05)

         Elimination of internally-generated
             customer lists, development
             costs and goodwill                    (765,251)       (336,660)       (.09)

         Elimination of the related deferred
             tax liability                          136,700         (37,100)       (.01)
                                                  ---------       ---------       -----

         As adjusted                              $(394,048)      $(536,992)      $(.15)
                                                  =========       =========       =====

================================================================================

       No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.


                               -------------------
                                TABLE OF CONTENTS



                                                Page
                                             ---------
Prospectus Summary .......................
Risk Factors .............................
Use of Proceeds ..........................
Dividend Policy ..........................
Dilution .................................
Management's Discussion and Analysis
   of Financial Condition and Results of
   Operations ............................
Market Information .......................
Business .................................
Management ...............................
Principal Stockholders ...................
Certain Transactions .....................
Description of Securities ................
Unregistered Shares Eligible for Immediate
   and Future Sale .......................
Underwriting .............................
Legal Matters ............................
Experts ..................................
Index to Financial Statements ............

                              --------------------


================================================================================

================================================================================


                                 400,000 UNITS

                                KIDS STUFF, INC.





                         UNITS, EACH UNIT CONSISTING OF
                         ONE SHARE OF SERIES 1 PREFERRED
                              STOCK AND 2 PREFERRED
                                    WARRANTS









                              ---------------------
                                   Prospectus
                              --------------------
                   \



                        FAIRCHILD FINANCIAL GROUP, INC.


                                             , 1998


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Section 145 of the Delaware General corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         Article VII, Section 7, of the By-Laws of the Company provides for indemnification of officers, directors, employees and agents to the extent permitted under the Delaware General Corporation Law.

         The employment agreements with William L. Miller and Jeanne E. Miller each provide for their indemnification to the full extent permitted by law.

         The Company's Certificate of Incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the General Corporation Law of the State of Delaware. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. The provision, however, does not affect the availability of seeking equitable relief against a director of the Company. In addition, the provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role, as an officer or in any other capacity or to his responsibilities under any other law, such as federal securities laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:


         SEC filing fee.................................    $  2,663.86
         NASD Fees .....................................       1,403.40
         Accounting fees and expenses*..................      25,000.00
         Legal fees* ...................................      40,000.00
         Blue Sky fees and expenses*....................      45,000.00
         Printing and engraving*........................      80,000.00
         Miscellaneous expenses*........................       5,933.74
                                                            -----------
                    TOTAL..............................     $200,000.00

---------------
* Estimated.




         The Company will bear all expenses shown above.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

              The following shares of unregistered securities have been issued by the Registrant since its inception. there were no underwriting discounts and commissions paid in connection with the issuance of any of said securities.

              In connection with the reorganization effective June 30, 1996, the Company issued to its parent, Duncan Hill Co., Ltd. 2,400,000 shares of Common Stock at a value of $.125 per share, and 5,000,000 shares of Series A Preferred Stock at a value of $.001 per share.

         Commencing October, 1996, the Company sold an aggregate of 1,300,000 shares of Common Stock to eight private investors for the aggregate purchase price of $162,500. In June, 1997, the Company repurchased 857,144 of those shares from five private investors at the same price for which the shares were originally sold to these investors.

         In October, 1996, the Company borrowed an aggregate of $200,000 from three private investors. As originally structured, $75,000 of the face amount of the loan was convertible upon its terms into 1,500,000 Class A Warrants. Subsequently, the loan was restructured so that the lenders' would be repaid the entire face amount of loan in lieu of the right to convert $75,000 of the face amount into 1,500,000 Class A Warrants.

         In July 1997, the Registrant completed its acquisition of the assets of The Natural Baby Company, Inc. Included in the consideration paid was 70,000 unregistered shares of the Registrant's Common Stock to The Natural Baby Company, Inc.


         As described in the Prospectus, the Company has granted to the officers and directors the following: options to purchase 100,000 shares to William Miller, options to purchase 200,000 shares to Jeanne Miller, options to purchase 7,500 shares to Clark D. Swisher, options to purchase 7,500 shares to Alfred M. Schmidt and options to purchase 80,000 shares to William T. Evans.


         In each of the foregoing cases, the Company issued the above securities without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. In addition, with respect to the second transaction listed above, I.E., the issuance of 1,300,000 shares of Common Stock, the Company relied upon Rule 504 promulgated under the Securities Act of 1933. The Company was not an issuer that was precluded from relying upon Rule 504 under paragraph (a) thereof and, in addition, had satisfied the terms and conditions of Rules 501 and 502(a) by virtue of the fact that it had not offered in excess of $1,000,000 of securities within the 12 months before the start of and during the offering of securities under Rule 504, in reliance on any exemption under Section 3(b), or in violation of Section 5(a) of the Securities Act.

ITEM 27. EXHIBITS.


         1.01       Revised Form of Underwriting Agreement - 1997 Offering (5)
         1.02       Revised Form of Selected Dealers Agreement - 1997 Offering (5)
         1.03       Revised Form of Warrant Exercise Fee Agreement - 1997 Offering (5)
         1.04       Form of Underwriting Agreement - Series 1 Preferred Stock (7)
         3.01       Certificate of Incorporation of the Company (1)
         3.02       Certificate of Amendment of Certificate of Incorporation of the Company(1)
         3.03       By-Laws of the Company(1)
         3.04       Certificate of Designation of Series A Preferred Stock (2)
         3.05       Certificate of Designation (11)
         4.01       Specimen Certificate for Shares of Common Stock (2)
         4.02       Specimen Certificate for Shares of Series A Preferred Stock (2)
         4.0        Revised Form of Common Stock Purchase Warrant Agreement (5)
         4.04       Revised Specimen Certificate for Common Stock Purchase Warrants (3)
         4.05       Revised Form of Underwriters' Purchase Option - 1997 Offering (5)
         4.06       Form of Representative's Lock-up Letter (2)
         4.07       Form of Representative's Purchase Option Agreement (7)
         4.08       Preferred Stock Agency Agreement (7)

         4.09         Preferred Warrant Agency Agreement (7)
         4.10         Specimen of Preferred Warrant (7)
         4.11         Specimen of Series 1 Preferred Stock (11)
         5.01         Opinion of Lester Morse P.C. (7)
         10.01        Agreement to Acquire the Assets of The Natural Baby Company, Inc., (the
                      "Acquisition Agreement")(1)
         10.02        Addendum to Acquisition Agreement (1)
         10.03        Escrow Agreement under the Acquisition Agreement (1)
         10.04        Form of Consulting Agreement with Jane Martin (1)
         10.05        Asset Purchase Agreement between the Company and its Parent (1)
         10.06        Promissory Note from the Company and its Parent (1)
         10.07        Form of Bridge Loan Agreement (1)
         10.08        Form of Financial Consulting Agreement with Fairchild Financial Group, Inc. (1)
         10.09        Credit Facility with United National Bank and Trust Company (2)
         10.10        Lease for Company's principal offices and telemarketing center (2)
         10.11        Employment Agreement with William L. Miller (2)
         10.12        Revised Employment Agreement with Jeanne E. Miller ( 7)
         10.13        Incentive Compensation Plan (2)
         10.14        1997 Long-Term Stock Incentive Plan (2)
         10.15        Amendment to Asset Purchase Agreement between the Company and its Parent (2)
         10.16        Form of Amendment to Bridge Loan Agreement (4)
         10.17        Amended Form of Stock Repurchase Agreement and Note (5)
         10.18        Second Addendum to Acquisition Agreement (5)
         10.19        First Addendum to Escrow Agreement (6)
         10.20        Third Addendum to Acquisition Agreement (6)
         10.21        Agreement with The Havana Group, Inc. (9)
         10.22        Form of new Financial Consulting Agreement with Fairchild Financial Group, Inc.(7)
         10.23        Employment Agreement with William T. Evans (7)
         10.24        Other Leases (11)
         23.01        Consent of Hausser + Taylor LLP (7)
         23.02        Consent of Lester Morse P.C. [included in Exhibit 5.01]
         27.00        Revised Financial Data Schedule (8 )

 -----------
(1) Incorporated by reference to the Registrant's Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on January 8, 1997.
(2) Incorporated by reference to the Registrant's Amendment No. 1 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on March 14, 1997.

(3) Incorporated by reference to the Registrant's Amendment No. 2 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 2, 1997.
(4) Incorporated by reference to the Registrant's Amendment No. 3 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 14, 1997.
(5) Incorporated by reference to the Registrant's Amendment No. 4 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 3, 1997.
(6) Incorporated by reference to the Registrant's Amendment No. 5 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 25, 1997.
(7)      Filed herewith.
(8) Previously filed in connection with reports under the Securities and Exchange Act of 1934
(9) Incorporated by reference to the Registrant's Form 10-K filed for its fiscal year ended December 31, 1997.
(10)     Previously filed in prior amendment to this Registration Statement.
(11)     To be filed by Amendment.


ITEM 28. UNDERTAKINGS.

     (a) RULE 415 OFFERING

     The Company will:

       1. File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

         (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) Include any additional or changed material information on the plan of distribution;

         2. For determining liability under the 1933 Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to in Item 14 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (c) RULE 430A

         The Company will:

         1. For determining any liability under the 1933 Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company issuer under Rule 424(b)(1) or (4) or 497(h) under the 1933 Act as part of this Registration Statement as of the time the Commission declared it effective.

         2. For any liability under the 1933 Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of the securities at that time as the initial bona fide offering of those securities.


                              [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Canton, State of Ohio, on this 22nd day of October 1998.


                               KIDS STUFF, INC.

                               By: /s/ WILLIAM L. MILLER
                               ------------------------------
                               William L. Miller, Chairman of the Board
                                 and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


          SIGNATURE                         TITLE                                          DATE
-------------------------------             ---------------------------                 --------------

/s/ WILLIAM L. MILLER                      Chairman of the Board,                     October 22, 1998
--------------------------------           Chief Executive Officer
William L. Miller                          Treasurer and Acting
                                           Chief Financial and
                                           Accounting Officer

/s/ JEANNE E. MILLER                       Executive Vice President                   October 22, 1998
---------------------------------           and Director
Jeanne E. Miller

/s/ CLARK D. SWISHER                       Director                                   October 22, 1998
---------------------------------
Clark D. Swisher


/s/  Alfred Schmidt                        Director                                   October 22, 1998
---------------------------------
 Alfred Schmidt

                                  EXHIBIT INDEX

         1.01     Revised Form of Underwriting Agreement - 1997 Offering (5)
         1.02     Revised Form of Selected Dealers Agreement - 1997 Offering (5)
         1.03     Revised Form of Warrant Exercise Fee Agreement - 1997 Offering (5)
         1.04     Form of Underwriting Agreement - Series 1 Preferred Stock (7)
         3.01     Certificate of Incorporation of the Company (1)
         3.02     Certificate of Amendment of Certificate of Incorporation of the Company(1)
         3.03     By-Laws of the Company(1)
         3.04     Certificate of Designation of Series A Preferred Stock (2)
         3.05     Certificate of Designation (11)
         4.01     Specimen Certificate for Shares of Common Stock (2)
         4.02     Specimen Certificate for Shares of Series A Preferred Stock (2)
         4.0      Revised Form of Common Stock Purchase Warrant Agreement (5)
         4.04     Revised Specimen Certificate for Common Stock Purchase Warrants (3)
         4.05     Revised Form of Underwriters' Purchase Option - 1997 Offering (5)
         4.06     Form of Representative's Lock-up Letter (2)
         4.07     Form of Representative's Purchase Option Agreement (7)
         4.08     Preferred Stock Agency Agreement (7)
         4.09     Preferred Warrant Agency Agreement (7)
         4.10     Specimen of Preferred Warrant (7)
         4.11     Specimen of Series 1 Preferred Stock (11)
         5.01     Opinion of Lester Morse P.C. (7)
         10.01    Agreement to Acquire the Assets of The Natural Baby Company, Inc., (the
                  "Acquisition Agreement")(1) 10.02 Addendum to Acquisition Agreement (1)
         10.03    Escrow Agreement under the Acquisition Agreement (1)
         10.04    Form of Consulting Agreement with Jane Martin (1)
         10.05    Asset Purchase Agreement between the Company and its Parent (1)
         10.06    Promissory Note from the Company and its Parent (1)
         10.07    Form of Bridge Loan Agreement (1)
         10.08    Form of Financial Consulting Agreement with Fairchild Financial Group, Inc. (1)
         10.09    Credit Facility with United National Bank and Trust Company (2)
         10.10    Lease for Company's principal offices and telemarketing center ( 2)
         10.11    Employment Agreement with William L. Miller (2)
         10.12    Revised Employment Agreement with Jeanne E. Miller (7)
         10.13    Incentive Compensation Plan (2)
         10.14    1997 Long-Term Stock Incentive Plan (2)
         10.15    Amendment to Asset Purchase Agreement between the Company and its Parent (2)
         10.16    Form of Amendment to Bridge Loan Agreement (4)
         10.17    Amended Form of Stock Repurchase Agreement and Note (5)
         10.18    Second Addendum to Acquisition Agreement (5)
         10.19    First Addendum to Escrow Agreement (6)
         10.20    Third Addendum to Acquisition Agreement (6)

         10.21    Agreement with  The Havana Group, Inc. (9)
         10.22    Form of new Financial Consulting Agreement with Fairchild Financial
                  Group, Inc. (7)
         10.23    Employment Agreement with William T. Evans (7)
         10.24    Other Leases (11)
         23.01    Consent of Hausser + Taylor LLP (7)
         23.02    Consent of Lester Morse P.C. [included in Exhibit 5.01]
         27.00    Revised Financial Data Schedule (8)

 -----------
(1) Incorporated by reference to the Registrant's Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on January 8, 1997.
(2) Incorporated by reference to the Registrant's Amendment No. 1 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on March 14, 1997.
(3) Incorporated by reference to the Registrant's Amendment No. 2 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 2, 1997.
(4) Incorporated by reference to the Registrant's Amendment No. 3 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on April 14, 1997.
(5) Incorporated by reference to the Registrant's Amendment No. 4 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 3, 1997.
(6) Incorporated by reference to the Registrant's Amendment No. 5 to Form SB-2 Registration Statement, file no. 333-19423, filed with the Securities and Exchange Commission on June 25, 1997.
(7)      Filed herewith.
(8) Previously filed in connection with reports under the Securities and Exchange Act of 1934
(9) Incorporated by reference to the Registrant's Form 10-K filed for its fiscal year ended December 31, 1997.
(10)     Previously filed in prior amendment to this Registration Statement.
(11)     To be filed by Amendment.